Exhibit 1

                      RIGHTS AGREEMENT


          THIS RIGHTS AGREEMENT, dated as of December 12,


1996 (the "Agreement"), between Owens Corning, a Delaware


corporation (the "Company"), and The Chase Manhattan Bank


(the "Rights Agent"),


                   W I T N E S S E T H :


          WHEREAS, the Board of Directors of the Company has

authorized and declared a dividend of one Right (as herein

after defined) for each share of Common Stock, par value

$.10 per share, of the Company outstanding at the Close of

Business (as hereinafter defined) on December 30, 1996 (the

"Record Date"), each Right representing the right to pur

chase one one-hundredth (1/100th) of a share of Series A Par ticipating Preferred Stock, with no par value, of the

Company having the rights and preferences set forth in the

Certificate of Designation attached hereto as Exhibit A, and has further authorized the issuance of one Right with

respect to each share of Common Stock of the Company that

shall become outstanding between the Record Date and the

earliest of the Distribution Date, the Expiration Date and

the Final Expiration Date (as such terms are hereinafter

defined);



          NOW, THEREFORE, in consideration of the premises

and the mutual agreements herein set forth, the parties

hereby agree as follows:

          Section 1.  Certain Definitions.  For purposes of

this Agreement, the following terms have the meanings indicated:

          (a)  "Acquiring Person" shall mean any Person who

     or which, together with all Affiliates and Associates

     of such Person, shall be the Beneficial Owner of 15% or

     more of the shares of Common Stock of the Company then

     outstanding, but shall not include any employee benefit

     plan of the Company or any Subsidiary of the Company or

     any Person organized, appointed or established by the

     Company or such Subsidiary for or pursuant to the terms

     of any such employee benefit plan.  Notwithstanding the

     foregoing:

               (i)  no Person shall become an "Acquiring

          Person" as the result of an acquisition of shares

          of Common Stock by the Company which, by reducing

          the number of shares of Common Stock outstanding,

          increases the proportionate number of shares Bene

          ficially Owned by such Person to 15% or more of

          the shares of Common Stock of the Company then

          outstanding, provided, however, that if a Person

          shall become the Beneficial Owner of 15% or more

          of the shares of Common Stock of the Company by

          reason of share purchases by the Company and

          shall, after such share purchases by the Company,

          at a time when such Person Beneficially Owns 15%

          or more of the Common Stock, become the Beneficial

          Owner of any additional shares of Common Stock of

          the Company, then such Person shall be deemed to

          be an "Acquiring Person";

               (ii)  if the Board of Directors of the Com

          pany determines in good faith that a Person who

          would otherwise be an "Acquiring Person" has be

          come such inadvertently (including, without limi

          tation, because (A) such Person was unaware that

          he or it Beneficially Owned a percentage of Common

          Stock that would otherwise cause such Person to be

          an "Acquiring Person" or (B) such Person was aware

          of the extent of his or its Beneficial Ownership

          but had no actual knowledge of the consequences of

          such Beneficial Ownership under this Agreement)

          and without any intention of changing or influenc

          ing control of the Company, and if such Person as

          promptly as practicable divested or divests

          himself or itself of Beneficial Ownership of a

          sufficient number of shares of Common Stock so

          that such Person would no longer be an "Acquiring

          Person", then such Person shall not be deemed to

          be or to have become an "Acquiring Person" for any

          purposes of this Agreement; and

               (iii)  no Person shall become an "Acquiring

          Person" by virtue of ownership of Common Stock of

          the Company by any Affiliate and/or Associate of

          such Person, which Affiliate and/or Associate is

          deemed to be an Affiliate and/or Associate of such

          Person solely by reason of such Affiliate and/or

          Associate being a director or officer of the Com

          pany.

          (b)  "Adjustment Shares" shall have the meaning

     set forth in Section 11(a)(ii) hereof.

          (c)  "Affiliate" and "Associate", when used with

     reference to any Person, shall have the respective

     meanings ascribed to such terms in Rule 12b-2 of the

     General Rules and Regulations under the Securities

     Exchange Act of 1934, as amended (the "Exchange Act"),

     as in effect on the Record Date.

          (d)  A Person shall be deemed the "Beneficial

     Owner" of and shall be deemed to "beneficially own" any

     securities:

               (i)  which such Person or any of such

          Person's Affiliates or Associates, directly or

          indirectly, has the right to vote or dispose of,

          including pursuant to any agreement, arrangement

          or understanding (whether or not in writing);

          provided, however, that a Person shall not be

          deemed the Beneficial Owner of, or to beneficially

          own, any security if the agreement, arrangement or

          understanding to vote such security (1) arises

          solely from a revocable proxy given to such Person

          in response to a public proxy or consent solicita

          tion made pursuant to, and in accordance with, the

          applicable rules and regulations of the Exchange

          Act and (2) is not also then reportable on Sched

          ule 13D under the Exchange Act (or any comparable

          or successor report);

              (ii)  which such Person or any of such

          Person's Affiliates or Associates has the right to

          acquire (whether such right is exercisable immedi

          ately or only after the passage of time) pursuant

          to any agreement, arrangement or understanding

          (whether or not in writing), or upon the exercise

          of conversion rights, exchange rights, rights

          (other than these Rights), warrants or options, or

          otherwise, provided, however, that a Person shall

          not be deemed the Beneficial Owner of, or to bene

          ficially own, (A) securities tendered pursuant to

          a tender or exchange offer made by or on behalf of

          such Person or any of such Person's Affiliates or

          Associates until such tendered securities are

          accepted for purchase or exchange, or (B) secu

          rities issuable upon exercise of Rights at any

          time prior to the occurrence of either a Section

          11(a)(ii) Event or a Section 13 Event, or

          (C) securities issuable upon exercise of Rights

          from and after the occurrence of either a Section

          11(a)(ii) Event or a Section 13 Event, which

          Rights were acquired by such Person or any of such

          Person's Affiliates or Associates prior to the

          Distribution Date or pursuant to Section 3(a) or

          Section 22 hereof (the "Original Rights") or pur

          suant to Section 11(i) hereof in connection with

          an adjustment made with respect to any Original

          Rights; or

             (iii)  which are beneficially owned, directly

          or indirectly, by any other Person (or any Affili

          ate or Associate thereof) with which such Person

          or any of such Person's Affiliates or Associates

          has any agreement, arrangement or understanding

          (whether or not in writing) for the purpose of

          acquiring, holding, voting (except pursuant to a

          revocable proxy as described in subparagraph (i)

          of this paragraph (d)) or disposing of any securi

          ties of the Company in a manner that relates or is

          reasonably likely potentially to relate to influ

          encing the control or management of the Company;

     provided, however, that nothing in this paragraph (d)

     shall cause a person engaged in business as an under

     writer of securities to be the Beneficial Owner of, or

     to beneficially own, any securities acquired through

     such person's participation in good faith in a firm

     commitment underwriting until the expiration of forty

     days after the date of such acquisition.

          (e)  "Business Day" shall mean any day other than

     a Saturday, Sunday or a day on which banking institu

     tions in the State of Ohio are authorized or obligated

     by law or executive order to close.

          (f)  "Certificate of Designation" shall mean the

     Certificate of Designation of Junior Participating

     Cumulative Preferred Stock setting forth the powers,

     preferences, rights, qualifications, limitations and

     restrictions of such series of preferred stock of the

     Company, a copy of which is attached hereto as Exhibit

     A.

          (g)  "Close of Business" on any given date shall

     mean 5:00 P.M., New York, New York time, on such date;

     provided, however, that if such date is not a Business

     Day, it shall mean 5:00 P.M., New York, New York time,

     on the next succeeding Business Day.

          (h)  "Common Stock" when used with reference to

     the Company shall mean the Common Stock, par value $.10

     per share, of the Company.  "Common Stock" when used

     with reference to any Person other than the Company

     which is organized in corporate form shall mean the

     capital stock with the greatest voting power, or the

     equity securities or other equity interest having power

     to control or direct the management, of such Person,

     or, if such Person is a Subsidiary of another Person,

     the capital stock with the greatest voting power of the

     Person which ultimately controls such first-mentioned

     Person.  "Common Stock" when used with reference to any

     Person which is not organized in corporate form shall

     mean units of beneficial interest which (i) shall

     represent the right to participate generally in the

     profits and losses of such Person (including, without

     limitation, any flow-through tax benefits resulting

     from an ownership interest in such Person) and which

     (ii) shall be entitled to exercise the greatest voting

     power of such Person or, in the case of a limited

     partnership, shall have the power to remove the general

     partner or partners.

          (i)  "Common Stock Equivalents" shall have the

     meaning set forth in Section 11(a)(iii) hereof.

          (j)  "Company" shall have the meaning set forth in

     the first paragraph of this Agreement.

          (k)  "Continuing Director" shall mean any member

     of the Board of Directors of the Company (while such

     person is a member of such Board of Directors) who

     either (i) was a member of such Board of Directors

     prior to the Stock Acquisition Time or (ii) is not an

     Acquiring Person, an Affiliate or Associate of an

     Acquiring Person, or a representative or nominee of an

     Acquiring Person or of any such Affiliate or Associate,

     and after the Stock Acquisition Time became a member of

     such Board of Directors, and whose nomination for

     election or election thereto was recommended or

     approved by a majority of the Continuing Directors then

     on such Board of Directors.

          (l)  "Current Market Price" shall have the meaning

     set forth in Section 11(d) hereof.

          (m)  "Current Value" shall have the meaning set

     forth in Section 11(a)(iii) hereof.

          (n)  "Distribution Date" shall have the meaning

     specified in Section 3(a) hereof.

          (o)  "Equivalent Preference Stock" shall have the

     meaning set forth in Section 11(b) hereof.

          (p)  "Expiration Date" shall have the meaning

     specified in Section 7(a) hereof.

          (q)  "Final Expiration Date" shall have the mean

     ing specified in Section 7(a) hereof.

          (r)  "NASDAQ" shall have the meaning set forth in

     Section 11(d) hereof.

          (s)  "Outside Directors" shall have the meaning

     set forth in Section 11(a)(ii) hereof.

          (t)  "Person" shall mean any individual, firm,

     corporation, partnership, trust or other entity, and

     shall include any successor (by merger or otherwise) of

     such entity.

          (u)  "Preferred Stock" shall mean shares of Series

     A Participating Preferred Stock, no par value, of the

     Company, having the rights, preferences and limitations

     set forth in the Certificate of Designation attached to

     this Agreement as Exhibit A, and, to the extent there

     are not a sufficient number of shares of Series A

     Participating Preferred Stock authorized to permit the

     full exercise of the then outstanding Rights, any other

     series of preferred stock of the Company designated for

     such purpose by the Board of Directors of the Company

     containing terms substantially similar to the terms of

     the Series A Participating Preferred Stock.

          (v)  "Principal Party" shall have the meaning set

     forth in Section 13(b) hereof.

          (w)  "Purchase Price" shall have the meaning set

     forth in Section 4(a) hereof.

          (x)  "Record Date" shall have the meaning set

     forth in the WHEREAS clause at the beginning of this

     Agreement.

          (y)  "Redemption Price" shall have the meaning set

     forth in Section 23(a) hereof.

          (z)  "Right" shall have the meaning set forth in

     the WHEREAS clause at the beginning of this Agreement.

          (aa)  "Right Certificate" shall have the meaning

     set forth in Section 3(a) hereof.

          (bb)  "Rights Agent" shall have the meaning set

     forth in the first paragraph of this Agreement.

          (cc)  "Section 11(a)(ii) Event" shall have the

     meaning set forth in Section 11(a)(ii) hereof.

          (dd)  "Section 11(a)(ii) Trigger Date" shall have

     the meaning set forth in Section 11(a)(iii) hereof.

          (ee)  "Section 13 Event" shall have the meaning

     set forth in Section 13(a) hereof.

          (ff)  "Spread" shall have the meaning set forth in

     Section 11(a)(iii) hereof.

          (gg)  "Stock Acquisition Time" shall mean the time

     of occurrence of whichever of the following first oc

     curs:  (i) the first public announcement by the Company

     or an Acquiring Person that the Acquiring Person has

     become such, or (ii) the communication to the Company

     (including, without limitation, to the directors of the

     Company) of any notice (including, without limitation,

     any written consent or notice related thereto) from an

     Acquiring Person indicating or reflecting that the

     Acquiring Person has become such.

          (hh)  "Subsidiary" shall mean, with respect to any

     Person, any corporation or other entity of which secu

     rities or other ownership interests having ordinary

     voting power sufficient, in the absence of contin

     gencies, to elect a majority of the board of directors

     or other persons performing similar functions are at

     the time beneficially owned, directly or indirectly, by

     such Person or otherwise controlled by such Person.

          (ii)  "Substitution Period" shall have the meaning

     set forth in Section 11(a)(iii) hereof.

          (jj)  "Summary of Rights" shall have the meaning

     set forth in Section 3(b) hereof.

          (kk)  "Trading Day" shall have the meaning set

     forth in Section 11(d) hereof.

          Section 2.  Appointment of Rights Agent.  The

Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions

hereof, and the Rights Agent hereby accepts such appoint

ment.  The Company may from time to time appoint such

Co-Rights Agents as it may deem necessary or desirable.  Any actions which may be taken by the Rights Agent pursuant to

the terms of this Agreement may be taken by any such

Co-Rights Agent.

          Section 3.  Issue of Right Certificates.

(a)  Until the earlier of the Close of Business on (i) the

tenth Business Day after the Stock Acquisition Time, or (ii)

the tenth Business Day, or such specified or unspecified

later date as may be determined by action of the Board of

Directors of the Company, after the date of the commencement of (as determined by reference to Rule 14d-2(a), as in ef

fect under the Exchange Act on the Record Date), or first

public announcement of the intent of any Person (other than

the Company, any Subsidiary of the Company, any employee

benefit plan of the Company or of any Subsidiary of the

Company, or any Person organized, appointed or established

by the Company or such Subsidiary as a fiduciary pursuant to the terms of any such employee benefit plan) to commence

(which intention to commence remains in effect for five

Business Days after such announcement), a tender or exchange offer for an amount of Common Stock of the Company which,

together with the shares of such stock already beneficially

owned by such Person, constitutes 15% or more of the

outstanding Common Stock of the Company (including any such

date which is after the date of this Agreement and prior to

the issuance of the Rights) (the earlier of such dates

described in clauses (i) and (ii) above being herein

referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of

this Section 3) by the certificates for shares of Common

Stock registered in the names of the holders of Common Stock

(which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate Right

Certificates, and (y) the right to receive Right Certifi

cates will be transferable only in connection with the

transfer of the underlying Common Stock.  As soon as

practicable after the Distribution Date, the Rights Agent

will send, by first class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of

Business on the Distribution Date, at the address of such

holder shown on the records of the Company, a Right Cer

tificate, in substantially the form of Exhibit B hereto (a

"Right Certificate"), evidencing one Right for each share of

Common Stock so held, subject to adjustment as provided

herein and to the provisions of Section 14(a) hereof.  As of the Distribution Date, the Rights will be evidenced solely

by such Right Certificates.

          (b)  On the Record Date or as soon as practicable

thereafter, the Company will send a copy of a Summary of

Rights to Purchase Preferred Stock, in substantially the

form attached hereto as Exhibit C (the "Summary of Rights"),

to each record holder of Common Stock as of the Close of

Business on the Record Date, at the address of such holder

shown on the records of the Company.  With respect to

certificates for Common Stock outstanding as of the Record

Date, until the earlier of the Distribution Date or the

Expiration Date, the Rights will be evidenced by such

certificates for Common Stock registered in the names of the holders of Common Stock with a copy of the Summary of Rights attached thereto.  Until the earliest of the Distribution

Date, the Expiration Date and the Final Expiration Date, the

surrender for transfer of any of the certificates for Common

Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also

constitute the transfer of the Rights associated with the

Common Stock represented by such certificate.

          (c) Certificates for Common Stock issued (or delivered from the Company's treasury) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date and the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Company and The Chase
     Manhattan Bank dated as of December 12, 1996 (the
     "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agree ment, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights
     Agreement without charge promptly after receipt of a written request therefor. Under certain cir cumstances set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) will become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing

legend, until the Distribution Date, the Rights associated

with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender

for transfer of any of such certificates shall also consti

tute the transfer of the Rights associated with the Common

Stock represented by such certificates.

          Section 4.  Form of Right Certificates.  (a)  The

Right Certificates (and the forms of election to purchase

shares, certification and assignment to be printed on the

reverse thereof) shall be substantially in the form set

forth in Exhibit B hereto and may have such marks of identi

fication or designation and such legends, summaries or en

dorsements printed thereon as the Company may deem appro

priate and as are not inconsistent with the provisions of

this Agreement, or as may be required to comply with any

applicable law or with any rule or regulation made pursuant

thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to

conform to usage.  Subject to the provisions of Sections 11

and 22 hereof, the Right Certificates, whenever distributed,

which are distributed in respect of shares of Common Stock

which were issued and outstanding as of the Record Date,

shall be dated as of the Record Date, and all Right Certifi

cates which are distributed in respect of other shares of

Common Stock shall be dated as of the respective dates of

issuance of such Common Stock, and in each such case on

their face shall entitle the holders thereof to purchase

such number of one one-hundredths of a share of Preferred

Stock as shall be set forth therein at the price per one one-

hundredth of a share of Preferred Stock set forth therein

(the "Purchase Price"), but the number and type of secu

rities purchasable upon the exercise of each Right and the

Purchase Price thereof shall be subject to adjustment as

provided in this Agreement.

          (b)  Any Right Certificate issued pursuant to
Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Asso ciate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affili ate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a trans feree prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or under standing regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of the provisions of Section 7(e), Sec tion 11(a)(ii) or of Section 13 hereof with respect to the limitation of the Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate thereof), and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend modified as necessary to apply to such Person:

     The Rights represented by this Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement). Accordingly, this Certifi cate and the Rights represented hereby may become null and void in the circumstances specified in
     Section 7(e) of the Rights Agreement.

          Section 5.  Countersignature and Registration.

(a)  The Right Certificates shall be executed on behalf of

the Company manually or by facsimile signature by the Chair

man of the Board, the President or any Vice President and

have affixed thereto the Company's seal or a facsimile

thereof which shall be attested by the Secretary or any As

sistant Secretary, either manually or by facsimile signa

ture.  The Right Certificates shall be countersigned by the

Rights Agent manually and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall

cease to be such officer of the Company before counter

signature by the Rights Agent and issuance and delivery by

the Company, such Right Certificates, nevertheless, may be

countersigned by the Rights Agent, and issued and delivered

by the Company with the same force and effect as though the

person who signed such Right Certificates had not ceased to

be such officer of the Company; and any Right Certificate

may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate,

shall be a proper officer of the Company to sign such Right

Certificate, although at the date of the execution of this

Rights Agreement any such person was not such an officer.

          (b)  Following the Distribution Date, the Rights

Agent will keep or cause to be kept, at its principal office in New York, New York, books for registration and transfer

of the Right Certificates issued hereunder.  Such books

shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date and

certificate number of each of the Right Certificates.

          Section 6.  Transfer, Split Up, Combination and

Exchange of Right Certificates; Mutilated, Destroyed, Lost

or Stolen Right Certificates.  (a)  Subject to the provi

sions of Sections 4(b) and 14 hereof, at any time after the

Close of Business on the Distribution Date, and at or prior

to the Close of Business on the earlier of the Expiration

Date and the Final Expiration Date, any Right Certificate or

Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certifi

cates, entitling the registered holder to purchase a like

number of shares of Preferred Stock (or other securities,

cash, and/or assets, as the case may be) as the Right Cer

tificate or Right Certificates surrendered then entitled

such holder to purchase.  Any registered holder desiring to

transfer, split up, combine or exchange any Right Certifi

cate shall make such request in writing delivered to the

Rights Agent, and shall surrender the Right Certificate or

Right Certificates to be transferred, split up, combined or

exchanged, with the form of assignment and certificate appro priately executed, at the principal office of the Rights

Agent in New York, New York.  Neither the Rights Agent nor

the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right

Certificate or Right Certificates until the registered

holder shall have completed and signed the certificate con

tained in the form of assignment on the reverse side of such

Right Certificate or Right Certificates and shall have pro

vided such additional evidence of the identity of the Bene

ficial Owner (or former Beneficial Owner) or Affiliates or

Associates thereof as the Company shall reasonably request.

Thereupon the Rights Agent shall countersign and deliver to

the Person entitled thereto a Right Certificate or Right

Certificates, as the case may be, as so requested.  The

Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of any

Right Certificates.

          (b)  Upon receipt by the Company and the Rights

Agent of evidence reasonably satisfactory to them of the

loss, theft, destruction or mutilation of a Right Certifi

cate, and, in case of loss, theft or destruction, of indem

nity or security reasonably satisfactory to them, and, if

requested by the Company, reimbursement to the Company and

the Rights Agent of all reasonable expenses incidental

thereto, and upon surrender to the Rights Agent and cancel

lation of the Right Certificate if mutilated, the Company

will execute and deliver a new Right Certificate of like

tenor to the Rights Agent for counter-signature and delivery to the registered owner in lieu of the Right Certificate so

lost, stolen, destroyed or mutilated.

          Section 7.  Exercise of Rights; Purchase Price;

Expiration Date of Rights.  (a)  Subject to Section 7(e)

hereof, the registered holder of any Right Certificate may

exercise the Rights evidenced thereby (except as otherwise

provided herein) in whole or in part at any time after the

Distribution Date upon surrender of the Right Certificate,

with the form of election to purchase and certificate on the reverse side thereof duly executed, to the Rights Agent at

the principal office of the Rights Agent in New York, New

York, together with payment of the Purchase Price for each

one one-hundredth of a share of Preferred Stock as to which

the Rights are exercised, at or prior to the earliest of (i)

the Close of Business on December 30, 2006 (the "Final

Expiration Date"), (ii) the time at which the Rights are

redeemed as provided in Section 23 hereof, (iii) the time at which the Rights are exchanged as provided in Section 23A

hereof, or (iv) the time at which the Rights expire pursuant to Section 13(d) hereof (the earliest of such times being

herein referred to as the "Expiration Date").

          (b)  The Purchase Price for each one one-hundredth

of a share of Preferred Stock issued pursuant to the exer

cise of a Right shall initially be $190, shall be subject to adjustment from time to time as provided in Sections 11 and

13 hereof and shall be payable in lawful money of the United

States of America in accordance with paragraph (c) below.

          (c)  Upon receipt of a Right Certificate repre

senting exercisable Rights, with the form of election to

purchase and certificate duly executed, accompanied by pay

ment (by certified check or bank draft payable to the order

of the Company) of the Purchase Price for the Preferred

Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased and an amount equal to any

applicable transfer tax required to be paid by the holder of the Rights pursuant hereto in cash, or by certified check or bank draft payable to the order of the Company, the Rights

Agent shall, subject to Section 20(k) hereof, (i)(A) prompt

ly requisition from any transfer agent of the Preferred

Stock (or make available, if the Rights Agent is the trans

fer agent) certificates for the number of shares of Pre

ferred Stock to be purchased (and the Company hereby irrevo

cably authorizes its transfer agent to comply with all such

requests), or (B) if the Company shall have elected to de

posit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary

agent, requisition from the depositary agent depositary

receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which

case certificates for the shares of Preferred Stock repre

sented by such receipts shall be deposited by the transfer

agent with the depositary agent) and the Company hereby

directs the depositary agent to comply with such request,

(ii) when appropriate, requisition from the Company the

amount of cash to be paid in lieu of issuance of fractional

shares in accordance with Section 14 hereof, (iii) promptly

after receipt of such certificates or depositary receipts,

cause the same to be delivered to or upon the order of the

registered holder of such Right Certificate, registered in

such name or names as may be designated by such holder, and

(iv) when appropriate, after receipt, promptly deliver such

cash to or upon the order of the registered holder of such

Right Certificate.  In the event that the Company is obli

gated to issue other securities of the Company, pay cash

and/or distribute other property pursuant to Section 11(a)

hereof, the Company will make all arrangements necessary so

that such other securities, cash and/or other property are

available for distribution by the Rights Agent, if and when

appropriate.

          (d)  In case the registered holder of any Right

Certificate shall exercise less than all the Rights evid

enced thereby, a new Right Certificate evidencing Rights

equivalent to the Rights remaining unexercised shall be

issued by the Rights Agent and delivered to the registered

holder of such Right Certificate or to his duly authorized

assigns, subject to the provisions of Section 14 hereof.

          (e)  Notwithstanding anything in this Agreement to

the contrary, from and after the first occurrence of a Sec

tion 11(a)(ii) Event, any Rights beneficially owned by (i)

an Acquiring Person or an Associate or Affiliate of an Ac

quiring Person, (ii) a transferee of any such Acquiring

Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or

(iii) a transferee of any such Acquiring Person (or of any

such Associate or Affiliate) who becomes a transferee prior

to or concurrently with such Acquiring Person becoming such

and receives such Rights pursuant to either (A) a transfer

(whether or not for consideration) from such Acquiring Per

son to holders of equity interests in such Acquiring Person

or to any Person with whom such Acquiring Person has any

continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of

Directors of the Company has determined is part of a plan,

arrangement or understanding which has as a primary purpose

or effect the avoidance of this Section 7(e), shall become

null and void without any further action and no holder of

such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement

or otherwise.  The Company shall use all reasonable efforts

to ensure that the provisions of this Section 7(e) and Sec

tion 4(b) hereof are complied with, but shall have no lia

bility to any holder of Right Certificates or any other

Person as a result of its failure to make any determination

with respect to an Acquiring Person or any of its respective

Affiliates, Associates or transferees hereunder.

          (f)  Notwithstanding anything in this Agreement to

the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a reg

istered holder of any Right Certificate upon the occurrence

of any purported transfer or exercise as set forth in this

Section 7 unless such registered holder shall have (i) com

pleted and signed the certificate following the form of

assignment or election to purchase set forth on the reverse

side of the Right Certificate surrendered for such assign

ment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Benefi

cial Owner) or Affiliates or Associates thereof as the Com

pany shall reasonably request.

          Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the

purpose of exercise, transfer, split up, combination or

exchange shall, if surrendered to the Company or to any of

its agents, be delivered to the Rights Agent for cancella

tion or in cancelled form, or, if surrendered to the Rights

Agent, shall be cancelled by it, and no Right Certificates

shall be issued in lieu thereof except as expressly per

mitted by any of the provisions of this Agreement.  The

Company shall deliver to the Rights Agent for cancellation

and retirement, and the Rights Agent shall so cancel and

retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The

Rights Agent shall deliver all cancelled Right Certificates

to the Company, or shall, at the written request of the

Company, destroy such cancelled Right Certificates, and in

such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Reservation and Availability of Capi

tal Stock.  (a)  The Company covenants and agrees that it

will cause to be reserved and kept available out of its

authorized and unissued shares of Preferred Stock or any

authorized and issued shares of Preferred Stock held in its

treasury (and will use its best efforts, following the oc

currence of a Section 11(a)(ii) Event, to cause to be re

served and kept available out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares of Common Stock and/or other

securities held in its treasury), the number of shares of

Preferred Stock (and, following the occurrence of a Section

11(a)(ii) Event, Common Stock and/or other securities) that

will be sufficient to permit the exercise in full of all

outstanding Rights.

          (b)  The Company shall use its best efforts to (i)

file, as soon as practicable following the earliest date

after the first occurrence of a Section 11(a)(ii) Event on

which the consideration to be delivered by the Company upon

exercise of the Rights has been determined in accordance

with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a

registration statement under the Securities Act of 1933, as

amended (the "Act"), with respect to the securities purchas

able upon exercise of the Rights on an appropriate form,

(ii) cause such registration statement to become effective

as soon as practicable after such filing, and (iii) cause

such registration statement to remain effective (with a

prospectus at all times meeting the requirements of the Act)

until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expi

ration Date.  The Company will also take such action as may

be appropriate under, or to ensure compliance with, the

securities or "blue sky" laws of the various states in con

nection with the exercisability of the Rights.  The Company

may, acting by resolution of its Board of Directors,

temporarily suspend, for a period of time not to exceed

ninety (90) days after the date set forth in clause (i) of

the first sentence of this Section 9(b), the exercisability

of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such

suspension, the Company shall issue a public announcement

stating that the exercisability of the Rights has been tem

porarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwith

standing any provision of this Agreement to the contrary,

the Rights shall not be exercisable in any jurisdiction

unless the requisite qualification in such jurisdiction

shall have been obtained.

          (c)  The Company covenants and agrees that it will

take all such action as may be necessary to ensure that all

one one-hundredths of a share of Preferred Stock (and, fol

lowing the occurrence of a Section 11(a)(ii) Event, Common

Stock and/or other securities) delivered upon exercise of

Rights shall, at the time of delivery of the certificates

for such shares (subject to payment of the Purchase Price),

be duly and validly authorized and issued and fully paid and nonassessable shares.

          (d)  The Company further covenants and agrees that

it will pay when due and payable any and all federal and

state transfer taxes and charges which may be payable in

respect of the issuance or delivery of the Right Certifi

cates or of any shares of Preferred Stock (or shares of

Common Stock and/or other securities, as the case may be)

upon the exercise of Rights.  The Company shall not, how

ever, be required to pay any transfer tax which may be pay

able in respect of any transfer or delivery of Right Certi

ficates to a person other than, or the issuance or delivery

of certificates or depositary receipts for a number of one

one-hundredths of a share of Preferred Stock (or shares of

Common Stock and/or other securities, as the case may be),

in a name other than that of, the registered holder of the

Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Pre

ferred Stock (or Common Stock and/or other securities, as

the case may be) or depositary receipts for Preferred Stock

upon the exercise of any Rights until any such tax shall

have been paid (any such tax being payable by the holder of

such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no

such tax is due.

          Section 10.  Preferred Stock Record Date.  Each

person in whose name any certificate for a number of one

one-hundredths of a share of Preferred Stock (or shares of

Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of shares of

Preferred Stock (or shares of Common Stock and/or other

securities, as the case may be) represented thereby on, and

such certificate shall be dated, the date upon which the

Right Certificate evidencing such Rights was duly surren

dered and payment of the Purchase Price (and any applicable

transfer taxes) was made; provided, however, that if the

date of such surrender and payment is a date upon which the

Preferred Stock (or shares of Common Stock and/or other

securities, as the case may be) transfer books of the Com

pany are closed, such person shall be deemed to have become

the record holder of such shares (fractional and otherwise)

on, and such certificate shall be dated, the next succeeding

Business Day on which the Preferred Stock (or shares of

Common Stock and/or other securities, as the case may be)

transfer books of the Company are open.  Prior to the exer

cise of the Rights evidenced thereby, the holder of a Right

Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for

which the Rights shall be exercisable, including, without

limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and

shall not be entitled to receive any notice of any meetings

or other proceedings of the Company, except as provided

herein.

          Section 11.  Adjustment of Purchase Price, Number

and Kind of Shares or Number of Rights.  The Purchase Price,

the number and kind of shares, or fractions thereof, covered by each Right and the number of Rights outstanding are sub

ject to adjustment from time to time as provided in this

Section 11.

          (a)(i)  In the event the Company shall at any time

after the date of this Agreement (A) declare a dividend on

the Preferred Stock payable in shares of Preferred Stock,

(B) subdivide the outstanding Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding

Preferred Stock into a smaller number of shares, or

(D) issue any shares of its capital stock in a reclassifica

tion of the Preferred Stock (including any such reclassifica tion in connection with a consolidation or merger in which

the Company is the continuing or surviving corporation),

except as otherwise provided in Section 7(e) hereof and this

Section 11(a), the Purchase Price in effect at the time of

the record date for such dividend or of the effective date

of such subdivision, combination or reclassification, and

the number and kind of shares of Preferred Stock or capital

stock, as the case may be, issuable on such date, shall be

proportionately adjusted so that the holder of any Right

exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate

number and kind of shares of Preferred Stock or capital

stock, as the case may be, which, if such Right had been

exercised immediately prior to such date and at a time when

the Preferred Stock transfer books of the Company were open,

he would have owned upon such exercise and been entitled to

receive by virtue of such dividend, subdivision, combination or reclassification.

          If an event occurs which would require an adjust

ment under both Section 11(a)(i) and Section 11(a)(ii) here

of, the adjustment provided for in this Section 11(a)(i)

shall be in addition to, and shall be made prior to, any

adjustment required pursuant to Section 11(a)(ii) hereof.

         (ii)  In the event (a "Section 11(a)(ii) Event")

that any Person, alone or together with its Affiliates and

Associates, shall become an Acquiring Person, unless the

event causing such Person to become an Acquiring Person is a

Section 13 Event or is an acquisition of Common Stock of the

Company pursuant to a tender or exchange offer for all out

standing Common Stock of the Company at a price and on terms determined by at least a majority of the members of the

Board of Directors of the Company who are not Acquiring

Persons or representatives, nominees, Affiliates or Associ

ates of an Acquiring Person (the "Outside Directors"), after receiving advice from one or more investment banking firms,

to be (A) at a price which is fair to stockholders (taking

into account all factors which such Outside Directors deem

relevant, including, without limitation, prices which could

reasonably be achieved if the Company or its assets were to

be sold on an orderly basis designed to realize maximum

value) and (B) otherwise in the best interests of the Com

pany and its stockholders, then proper provision shall be

made so that each holder of a Right (except as provided

below and in Section 7(e) hereof), shall thereafter have the right to receive, upon exercise thereof following the Dis

tribution Date at the then current Purchase Price in accor

dance with the terms of this Agreement, in lieu of a number

of one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the

result obtained by (x) multiplying the then current Purchase

Price by the then number of one-hundredths of a share of

Preferred Stock for which a Right was exercisable immediate

ly prior to the first occurrence of such Section 11(a)(ii)

Event, whether or not such Right was then exercisable, and

(y) dividing that product (which, following such first oc

currence, shall thereafter be referred to as the "Purchase

Price" for each Right and for all purposes of this Agree

ment) by 50% of the Current Market Price per share of the

Common Stock of the Company (determined pursuant to Section

11(d) hereof) on the date of the occurrence of such Section

11(a)(ii) Event (such number of shares being hereinafter

referred to as the "Adjustment Shares").  The Company shall

notify the Rights Agent as to any Persons who are deemed by

the Company to be Acquiring Persons or Associates, Affili

ates or transferees (as described in subparagraphs (ii) and

(iii) of Section 7(e) hereof) of such Persons and shall

identify any Rights pertaining thereto.

        (iii)  In lieu of issuing shares of Common Stock of

the Company in accordance with Section 11(a)(ii) hereof, the

Company, acting by resolution of its Board of Directors

(which resolution shall be effective only with the

concurrence of a majority of the Continuing Directors), may

(and, in the event that the number of shares of Common Stock which are authorized by the Company's Certificate of Incor

poration but not outstanding or reserved for issuance for

purposes other than upon exercise of the Rights are not

sufficient to permit the exercise in full of the Rights in

accordance with Section 11(a)(ii) hereof, the Company, act

ing by resolution of its Board of Directors (which

resolution shall be effective only with the concurrence of a majority of the Continuing Directors), shall):  (A)

determine the excess of (1) the value of the Adjustment

Shares issuable upon the exercise of a Right (the "Current

Value"), over (2) the Purchase Price attributable to each

Right (such excess, the "Spread") and (B) with respect to

each Right (subject to Section 7(e) hereof), make adequate

provision to substitute for the Adjustment Shares, upon

payment of the applicable Purchase Price, (1) cash, (2) a

reduction in the Purchase Price, (3) Common Stock or other

equity securities of the Company (including, without limita

tion, shares, or units of shares, of preferred stock which

the Board of Directors of the Company (with the concurrence

of a majority of the Continuing Directors) has deemed to

have the same value as shares of Common Stock of the Company

(such shares or units of preferred stock hereinafter called

"Common Stock Equivalents")), (4) debt securities of the Com pany, (5) other assets, or (6) any combination of the fore

going having an aggregate value equal to the Current Value,

where such aggregate value has been determined by action of

the Board of Directors of the Company (with the concurrence

of a majority of the Continuing Directors) based upon the

advice of a nationally recognized investment banking firm

selected by the Board of Directors of the Company which has

theretofore performed no services for the Company or any Sub sidiary of the Company in the past five years; provided,

however, if the Company shall not have made adequate

provision to deliver value pursuant to clause (B) above

within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the first

date that the right to redeem the Rights pursuant to Section

23 hereof, as such date may be amended pursuant to Section

26 hereof, shall expire (the later of (x) and (y) being

referred to herein as the "Section 11(a)(ii) Trigger Date"),

then the Company shall be obligated to deliver, upon the

surrender for exercise of a Right and without requiring

payment of the Purchase Price, shares of Common Stock of the

Company (to the extent available) and then, if necessary,

cash, securities and/or assets, that in the aggregate have a value equal to the Spread.  If, after the occurrence of a

Section 11(a)(ii) Event, the number of shares of Common

Stock that are authorized by the Company's Certificate of

Incorporation but not outstanding or reserved for issuance

for purposes other than upon exercise of the Rights are not

sufficient to permit exercise in full of the Rights in

accordance with Section 11(a)(ii) hereof and the Company,

acting by resolution of its Board of Directors (which

resolution shall be effective only with the concurrence of a majority of the Continuing Directors), shall determine in

good faith that it is likely that sufficient additional

shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period

set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii)

Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares

(such period as it may be extended, the "Substitution

Period").  To the extent that the Company determines that

some action is to be taken pursuant to the terms of this

Section 11(a)(iii), the Company (x) shall provide, subject

to Section 7(e) hereof, that such action shall apply

uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the

Substitution Period in order to seek such stockholder

approval for the authorization of additional shares and/or

to decide the appropriate form of distribution to be made

pursuant to the first sentence of this Section 11(a)(iii)

and to determine the value thereof.  In the event of any

such suspension, the Company shall issue a public

announcement stating that the exercisability of the Rights

has been temporarily suspended, as well as a public

announcement at such time as the suspension is no longer in

effect.  For purposes of this Section 11(a)(iii), the value

of the Common Stock shall be the Current Market Price per

share of Common Stock (as determined pursuant to Section

11(d) hereof) on the date of the first occurrence of the Sec tion 11(a)(ii) Event, and the per share or per unit value of any Common Stock Equivalents shall be deemed to equal the

Current Market Price per share of the Common Stock of the

Company on such date.

          (b)  In the event that the Company shall fix a

record date for the issuance of rights, options or warrants

to all holders of shares of Preferred Stock entitling them

(for a period expiring within 45 calendar days after such

record date) to subscribe for or purchase Preferred Stock

(or shares having the same rights, privileges and prefer

ences as the shares of Preferred Stock ("Equivalent Prefer

ence Stock")) or securities convertible into shares of Pre

ferred Stock or Equivalent Preference Stock at a price per

share of Preferred Stock or Equivalent Preference Stock (or

having a conversion price per share, if a security convert

ible into shares of Preferred Stock or Equivalent Preference

Stock) less than the Current Market Price per share of the

Preferred Stock (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such

record date shall be determined by multiplying the Purchase

Price in effect immediately prior to such record date by a

fraction, the numerator of which shall be the number of

shares of Preferred Stock outstanding on such record date

plus the number of additional shares of Preferred Stock

and/or Equivalent Preference Stock which the aggregate of

fering price of the total number of such shares so to be

offered (and/or the aggregate initial conversion price of

the convertible securities so to be offered) would purchase

at such Current Market Price, and the denominator of which

shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of

Preferred Stock and/or Equivalent Preference Stock to be

offered for subscription or purchase (or into which the

convertible securities so to be offered are initially con

vertible).  In case such subscription price may be paid in a consideration part or all of which shall be in a form other

than cash, the value of such consideration shall be as de

termined in good faith by the Board of Directors of the

Company (with the concurrence of a majority of the

Continuing Directors), whose determination shall be de

scribed in a statement filed with the Rights Agent.  Pre

ferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such

computation.  Such adjustment shall be made successively

whenever such a record date is fixed; and in the event that

such rights, options or warrants are not so issued, the

Purchase Price shall be adjusted to be the Purchase Price

which would then be in effect if such record date had not

been fixed.

          (c)  In case the Company shall fix a record date

for the making of a distribution to all holders of Preferred

Stock (including any such distribution made in connection

with a consolidation or merger in which the Company is the

continuing or surviving corporation) of evidences of indebt

edness or assets (other than a regular periodic cash divi

dend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or a divi

dend payable in Preferred Stock) or subscription rights or

warrants (excluding those referred to in Section 11(b) here

of), the Purchase Price to be in effect after such record

date shall be determined by multiplying the Purchase Price

in effect immediately prior to such record date by a frac

tion, the numerator of which shall be the Current Market

Price per share of Preferred Stock (as defined in Section

11(d) hereof) on such record date, less the fair market

value (as determined in good faith by the Board of Directors of the Company, with the concurrence of a majority of the

Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion

of the assets or evidences of indebtedness so to be

distributed or of such subscription rights or warrants

applicable to one share of Preferred Stock, and the

denominator of which shall be such Current Market Price per

share of Preferred Stock.  Such adjustments shall be made

successively whenever such a record date is fixed, and in

the event that such distribution is not so made, the

Purchase Price shall again be adjusted to be the Purchase

Price which would then be in effect if such record date had

not been fixed.

          (d)(i)  For the purpose of any computation here

under, the "Current Market Price" per share of Common Stock

on any date shall be deemed to be the average of the daily

closing prices per share of such Common Stock for the 30

consecutive Trading Days (as such term is hereinafter de

fined) immediately prior to such date; provided, however,

that in the event that the Current Market Price per share of

Common Stock is determined during a period following the

announcement by the issuer of such Common Stock of (a) a

dividend or distribution on such Common Stock payable in

shares of such Common Stock or securities convertible into

such Common Stock or (b) any subdivision, combination or

reclassification of such Common Stock, and prior to the

expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such

subdivision, combination or reclassification, as the case

may be, then, and in each such case, the "Current Market

Price" shall be appropriately adjusted to take into account

the ex-dividend trading.  The closing price for each day

shall be the last sale price, regular way, or, in case no

such sale takes place on such day, the average of the clos

ing bid and asked prices, regular way, in either case as

reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to

trading on the New York Stock Exchange or, if the shares of

Common Stock are not listed or admitted to trading on the

New York Stock Exchange, as reported in the principal con

solidated transaction reporting system with respect to secu

rities listed on the principal national securities exchange

on which the shares of Common Stock are listed or admitted

to trading or, if the shares of Common Stock are not listed

or admitted to trading on any national securities exchange,

the last quoted price or, if not so quoted, the average of

the high bid and low asked prices in the over-the-counter

market, as reported by the National Association of Securi

ties Dealers, Inc. Automated Quotation System ("NASDAQ") or

such other system then in use, or, if on any such date the

shares of Common Stock are not quoted by any such organiza

tion, the average of the closing bid and asked prices as

furnished by a professional market maker making a market in

shares of Common Stock selected by the Company, acting by

resolution of the Board of Directors of the Company (which

resolution shall be effective only with the concurrence of a majority of the Continuing Directors).  If on any such date

no market maker is making a market in shares of Common

Stock, the fair value of such shares on such date as

determined in good faith by the Company, acting by reso

lution of the Board of Directors of the Company (which

resolution shall be effective only with the concurrence of a majority of the Continuing Directors), shall be used.  The

term "Trading Day" shall mean a day on which the principal

national securities exchange on which the shares of Common

Stock are listed or admitted to trading is open for the

transaction of business or, if the shares of Common Stock

are not listed or admitted to trading on any national

securities exchange but are quoted on NASDAQ, a day on which

NASDAQ is in operation or if the shares of Common Stock are

neither listed or admitted to trading on any national secu

rities exchange nor quoted on NASDAQ, a Business Day.  If

the current per share market price of the Common Stock can

not be determined in the manner provided above, or if the

Common Stock is not publicly held or not so listed or

traded, "Current Market Price" per share of Common Stock

shall mean the fair value per share as determined in good

faith by the Company, acting by resolution of the Board of

Directors of the Company (which resolution shall be

effective only with the concurrence of a majority of the

Continuing Directors), whose determination shall be

described in a statement filed with the Rights Agent and

shall be conclusive for all purposes.

         (ii)  For the purpose of any computation hereunder,

the "Current Market Price" per share of Preferred Stock

shall be determined in the same manner as set forth for the

Common Stock in Section 11(d)(i) hereof (other than the last sentence thereof).  If the Current Market Price per share of

Preferred Stock cannot be determined in the manner provided

above or if the Preferred Stock is not publicly held or

listed or traded in a manner described in Section 11(d)(i)

hereof, the "Current Market Price" per share of Preferred

Stock shall be conclusively deemed to be an amount equal to

100 (as such number may be appropriately adjusted for such

events as stock splits, stock dividends and recapitaliza

tions with respect to the Common Stock occurring after the

date of this Agreement) multiplied by the Current Market

Price per share of the Common Stock.  If neither the Common

Stock nor the Preferred Stock is publicly held or so listed

or traded, the "Current Market Price" per share of Preferred

Stock shall mean the fair value per share as determined in

good faith by the Company, acting by resolution of its Board of Directors (which resolution shall be effective only with

the concurrence of a majority of the Continuing Directors),

whose determination shall be described in a statement filed

with Rights Agent and shall be conclusive for all purposes.

For all purposes of this Agreement, the "Current Market

Price" of one one-hundredth of a share of Preferred Stock

shall be equal to the "Current Market Price" of one share of

Preferred Stock divided by 100.

          (e)  Anything herein to the contrary notwithstand

ing, no adjustment in the Purchase Price shall be required

unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any

adjustments which by reason of this Section 11(e) are not

required to be made shall be carried forward and taken into

account in any subsequent adjustment.  All calculations

under this Section 11 shall be made to the nearest cent or

to the nearest ten-thousandth of a share of Common Stock or

other share or the nearest one-millionth of a share of Pre

ferred Stock, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by

this Section 11 shall be made no later than the earlier of

(i) three years from the date of the transaction which re

quires such adjustment or (ii) the Expiration Date.

          (f)  If as a result of an adjustment made pursuant

to Section 11(a) or Section 13(a) hereof, the holder of any

Right thereafter exercised shall become entitled to receive

any shares of capital stock of the Company other than Pre

ferred Stock, thereafter the Purchase Price and the number

of such other shares so receivable upon exercise of any

Right and the number of Rights outstanding shall be subject

to adjustment from time to time in a manner and on terms as

nearly equivalent as practicable to the provisions with

respect to the Preferred Stock contained in Sections 11(a),

(b), (c), (e), (g), (h), (i), (j), (k) and (m) and the pro

visions of Sections 7, 9, 10, 13 and 14 with respect to the

Preferred Stock shall apply on like terms to any such other

shares, provided, however, that the Company shall not be

liable for its inability or failure to reserve and keep

available for issuance upon exercise of the Rights pursuant

to Section 11(a)(ii) a number of shares of Common Stock

greater than the number then authorized by the Certificate

of Incorporation of the Company but not outstanding or re

served for any other purpose.

          (g)  All Rights originally issued by the Company

subsequent to any adjustment made to the Purchase Price

hereunder shall evidence the right to purchase, at the ad

justed Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time here

under upon exercise of the Rights, all subject to further

adjustment as provided herein.

          (h)  Unless the Company shall have exercised its

election as provided in Section 11(i) hereof, upon each ad

justment of the Purchase Price as a result of the calcula

tions made in Section 11(b) and (c) hereof, each Right out

standing immediately prior to the making of such adjustment

shall thereafter evidence the right to purchase, at the

adjusted Purchase Price, that number of one one-hundredths

of a share of Preferred Stock (calculated to the nearest one-

millionth of a share of Preferred Stock) obtained by

(i) multiplying (A) the number of one one-hundredths of a

share covered by a Right immediately prior to such adjust

ment of the Purchase Price by (B) the Purchase Price in

effect immediately prior to such adjustment of the Purchase

Price and (ii) dividing the product so obtained by the

Purchase Price in effect immediately after such adjustment

of the Purchase Price.

          (i)  The Company may elect on or after the date of

any adjustment of the Purchase Price to adjust the number of

Rights, in substitution for any adjustment in the number of

one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstand

ing after such adjustment of the number of Rights shall be

exercisable for the number of one one-hundredths of a share

of Preferred Stock for which a Right was exercisable immedi

ately prior to such adjustment.  Each Right held of record

prior to such adjustment of the number of Rights shall be

come that number of Rights (calculated to the nearest

ten-thousandth) obtained by dividing the Purchase Price in

effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public

announcement of its election to adjust the number of Rights,

indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This

record date may be the date on which the Purchase Price is

adjusted or any day thereafter, but, if the Right Certifi

cates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates

have been issued, upon each adjustment of the number of

Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders

of record of Right Certificates on such record date Right

Certificates evidencing, subject to Section 14 hereof, the

additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Com

pany, shall cause to be distributed to such holders of re

cord in substitution and replacement for the Right Certifi

cates held by such holders prior to the date of adjustment,

and upon surrender thereof, if required by the Company, new

Right Certificates evidencing all the Rights to which such

holders shall be entitled after such adjustment.  Right

Certificates so to be distributed shall be issued, executed

and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase

Price) and shall be registered in the names of the holders

of record of Right Certificates on the record date specified in the public announcement.

          (j)  Irrespective of any adjustment or change in

the Purchase Price or the number of shares of Preferred

Stock, or fraction thereof, issuable upon the exercise of

the Rights, the Right Certificates theretofore and there

after issued may continue to express the Purchase Price per

one one-hundredth of a share and the number of shares which

were expressed in the initial Right Certificates issued

hereunder.

          (k)  Before taking any action that would cause an

adjustment reducing the Purchase Price below the then par

value, if any, of the one one-hundredths of a share of Pre

ferred Stock issuable upon exercise of the Rights, the Com

pany shall take any corporate action which may, in the opin

ion of counsel, be necessary in order that the Company may

validly and legally issue fully paid and nonassessable

shares of Preferred Stock at such adjusted Purchase Price.

          (l)  In any case in which this Section 11 shall

require that an adjustment in the Purchase Price be made

effective as of a record date for a specified event, the

Company may elect to defer until the occurrence of such

event the issuing to the holder of any Right exercised after such record date the Preferred Stock, or a fraction thereof,

and other capital stock or securities of the Company, if

any, issuable upon such exercise over and above the Pre

ferred Stock and other capital stock or securities of the

Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; pro

vided, however, that the Company shall deliver to such hold

er a due bill or other appropriate instrument evidencing

such holder's right to receive such additional shares (frac

tional or otherwise) or securities upon the occurrence of

the event requiring such adjustment.

          (m)  Anything in this Section 11 to the contrary

notwithstanding, the Company, acting by resolution of its

Board of Directors (which resolution shall be effective only with the concurrence of a majority of the Continuing

Directors), shall be entitled to make such reductions in the

Purchase Price, in addition to those adjustments expressly

required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred

Stock, any issuance wholly for cash of any Preferred Stock

at less than the current market price, any issuance wholly

for cash of Preferred Stock or securities which by their

terms are convertible into or exchangeable for Preferred

Stock, any stock dividends or any issuance of rights,

options or warrants referred to herein above in this Section

11, hereafter made by the Company to holders of its

Preferred Stock shall not be taxable to such shareholders.

          (n)  The Company covenants and agrees that it

shall not, at any time after the Distribution Date,

(i) consolidate with any other Person (other than a Subsid

iary of the Company in a transaction that complies with

Section 11(o) hereof), (ii) merge with or into any other

Person (other than a Subsidiary of the Company in a trans

action that complies with Section 11(o) hereof), or

(iii) sell or transfer (or permit any Subsidiary to sell or

transfer), in one transaction or in a series of related

transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of

the Company and its Subsidiaries (taken as a whole) to any

other Person or Persons (other than the Company and/or any

of its Subsidiaries in one or more transactions each of

which complies with Section 11(o) hereof), if (x) at the

time of or immediately after such consolidation, merger or

sale there are any rights, warrants or other instruments or

securities outstanding or agreements in effect that would

substantially diminish or otherwise eliminate the benefits

intended to be afforded by the Rights or (y) prior to,

simultaneously with or immediately after such consolidation,

merger or sale, the stockholders of the Person who

constitutes, or would constitute, the "Principal Party" for

purposes of Section 13(a) hereof shall have received a

distribution of Rights previously owned by such Person or

any of its Affiliates and Associates.

          (o)  The Company covenants and agrees that, after

the Distribution Date, it will not, except as permitted by

Section 23 or Section 26 hereof, take (or permit any Subsid

iary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish

substantially or eliminate the benefits intended to be af

forded by the Rights.

          (p)  Anything in this Agreement to the contrary

notwithstanding, in the event the Company shall at any time

after the date of this Agreement and prior to the Distribu

tion Date (i) declare or pay any dividend on the Common

Stock of the Company payable in such Common Stock or

(ii) subdivide the outstanding Common Stock of the Company

into a greater number of shares (by reclassification or

otherwise than by payment of dividends in such Common Stock)

or (iii) combine or consolidate the outstanding Common Stock of the Company into a smaller number of shares, then in any

such case, (x) the number of one one-hundredths of a share

of Preferred Stock purchasable after such event upon proper

exercise of each Right shall be determined by multiplying

the number of one one-hundredths of a share of Preferred

Stock so purchasable immediately prior to such event by a

fraction, the numerator of which is the number of shares of

Common Stock of the Company outstanding immediately before

such event and the denominator of which is the number of

shares of such Common Stock outstanding immediately after

such event and (y) action shall be taken such that each

share of Common Stock of the Company outstanding immediately after such event shall have issued with respect to it that

number of Rights which each share of such Common Stock out

standing immediately prior to such event had issued with

respect to it.  The adjustments provided for in this Section

11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or con

solidation is effected.  If an event occurs which would

require an adjustment under Section 11(a)(ii) hereof and

this Section 11(p), the adjustments provided for in this Sec tion 11(p) shall be in addition and prior to any adjustment

required pursuant to Section 11(a)(ii) hereof.

          Section 12.  Certificate of Adjusted Purchase

Price or Number of Shares.  Whenever an adjustment is made

as provided in Sections 11 and 13 hereof, the Company shall

(a) promptly prepare a certificate setting forth such adjust ment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock and Preferred Stock a copy of such certificate and (c) mail a brief summary

thereof to each holder of a Right Certificate (or if prior

to the Distribution Date, to each holder of a certificate

representing shares of Common Stock) in accordance with

Section 25 of this Agreement.  Notwithstanding the foregoing sentence, the failure of the Company to make such certifi

cates or give such notice shall not affect the validity or

the force or effect of the requirement for such adjustment.

The Rights Agent shall be fully protected in relying on any

such certificate and on any adjustment therein contained.

Any adjustment to be made pursuant to Sections 11 and 13

hereof shall be effective as of the date of the event giving rise to such adjustment.

          Section 13.  Consolidation, Merger or Sale or

Transfer of Assets or Earning Power.  (a)  In the event (a

"Section 13 Event") that, following the Stock Acquisition

Time, directly or indirectly, (x) the Company shall consoli

date with, or merge with and into, any other Person (other

than a Subsidiary of the Company in a transaction which

complies with Section 11(o) hereof) and the Company shall

not be the surviving or continuing corporation of such

merger, consolidation or combination, (y) any Person (other

than a Subsidiary of the Company in a transaction which

complies with Section 11(o) hereof) shall consolidate with

the Company, or merge with and into the Company, and the Com pany shall be the surviving or continuing corporation of

such merger or consolidation and, in connection therewith,

all or part of the Common Stock shall be changed into or

exchanged for stock or other securities of the Company or of any Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its

Subsidiaries shall sell or otherwise transfer), in one or

more transactions, assets, cash flow or earning power aggre

gating more than 50% of the assets, cash flow or earning

power of the Company and its Subsidiaries (taken as a whole

and calculated on the basis of the Company's most recent

regularly prepared financial statement) to any other Person

or Persons (other than the Company or any Subsidiary of the

Company in one or more transactions each of which complies

with Section 11(o) hereof), then, and in each such case

(except as provided in Section 13(d) hereof), proper provi

sion shall be made so that (i) each holder of a Right (ex

cept as otherwise provided in Section 7(e) hereof) shall

thereafter have the right to receive, upon the exercise

thereof at the then current Purchase Price in accordance

with the terms of this Agreement, such number of validly

authorized and issued, fully paid, nonassessable and freely

tradable shares of Common Stock of the Principal Party (as

hereinafter defined), not subject to any liens, encum

brances, rights of call, rights of first refusal or other

adverse claims, as shall be equal to the result obtained by

(A) multiplying the then current Purchase Price by the

number of one one-hundredths of a share of Preferred Stock

for which a Right was exercisable immediately prior to the

first occurrence of a Section 13 Event (or, if a Sec-

tion 11(a)(ii) Event has occurred prior to the first

occurrence of a Section 13 Event, multiplying the number of

one one-hundredths of a share of Preferred Stock for which a

Right was exercisable immediately prior to the first

occurrence of a Section 11(a)(ii) Event by the Purchase

Price in effect immediately prior to such first occurrence),

and dividing that product (which, following the first occur

rence of a Section 13 Event, shall be referred to as the

"Purchase Price" for each Right and for all purposes of this

Agreement) by (B) 50% of the Current Market Price per share

of Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such merger, consolidation, sale or transfer; (ii) such Principal

Party shall thereafter be liable for, and shall assume, by

virtue of such Section 13 Event, all the obligations and

duties of the Company pursuant to this Agreement; (iii) the

term "Company" shall thereafter be deemed to refer to such

Principal Party, it being specifically intended that the

provisions of Section 11 hereof shall apply only to such

Principal Party following the first occurrence of a Sec

tion 13 Event; (iv) such Principal Party shall take such

steps (including, but not limited to, the reservation of a

sufficient number of shares of its Common Stock in accor

dance with Section 9 hereof) in connection with such consum

mation as may be necessary to assure that the provisions

hereof shall thereafter be applicable, as nearly as reason

ably may be possible, in relation to its Common Stock there

after deliverable upon the exercise of the Rights; and

(v) the provisions of Section 11(a)(ii) hereof shall be of

no effect following the first occurrence of any Section 13

Event.  The Company shall not consummate any such merger,

consolidation, sale or transfer unless prior thereto the

Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement containing the

provisions required by this Section 13.

          (b)  "Principal Party" shall mean

          (i)  in the case of any transaction described in

     clause (x) or (y) of the first sentence of Sec

     tion 13(a) hereof, the Person that is the issuer of any

     securities into which shares of Common Stock of the Com

     pany are converted in such merger or consolidation, and

     if no securities are so issued, the Person that is the

     other party to such merger or consolidation; and

         (ii)  in the case of any transaction described in

     clause (z) of the first sentence of Section 13(a) here

     of, the Person that is the party receiving the greatest

     portion of the assets, cash flow or earning power

     transferred pursuant to such transaction or transac

     tions;

provided, however, that in any such case, (1) if the Common

Stock of such Person is not at any time and has not been

continuously over the preceding twelve month period

registered under Section 12 of the Exchange Act, and such

Person is a direct or indirect Subsidiary of another Person

the Common Stock of which is and has been so registered,

"Principal Party" shall refer to such other Person; and

(2) in case such Person is a Subsidiary, directly or indi

rectly, of more than one Person, the Common Stock of two or

more of which are and have been so registered, "Principal

Party" shall refer to whichever of such Persons is the

issuer of the Common Stock having the greatest aggregate

market value.

          (c)  The Company shall not consummate any Sec

tion 13 Event unless the Principal Party shall have a suffi

cient number of shares of authorized Common Stock which have not been issued or reserved for issuance to permit the exer

cise in full of the Rights in accordance with this Sec

tion 13 and unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a

supplemental agreement containing the provisions set forth

in paragraphs (a) and (b) of this Section 13 and further

providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will:

          (i)  prepare and file a registration statement

     under the Act with respect to the Rights and the secu

     rities purchasable upon exercise of the Rights on an ap

     propriate form and will use its best efforts to cause

     such registration statement to (A) become effective as

     soon as practicable after such filing and (B) remain

     effective (with a prospectus at all times meeting the

     requirements of the Act) until the Expiration Date; and

         (ii)  deliver to holders of the Rights historical

     financial statements for the Principal Party and each

     of its Affiliates which comply in all respects with the

     requirements for registration on Form 10 under the

     Exchange Act.

The provisions of this Section 13 shall similarly apply to

successive mergers or consolidations or sales or other

transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii)

Event, the Rights which have not theretofore been exercised

shall thereafter become exercisable in the manner described

in Section 13(a) hereof.

          (d)  Notwithstanding anything in this Agreement to

the contrary, this Section 13 shall not be applicable to a

transaction described in subparagraphs (x) and (y) of Sec

tion 13(a) hereof if (i) such transaction is consummated

with a Person or Persons who acquired Common Stock of the

Company pursuant to a tender offer or exchange offer for all outstanding Common Stock of the Company which complies with

the provisions of Section 11(a)(ii) hereof (or a wholly

owned Subsidiary of any such Person or Persons), (ii) the

price per share of Common Stock of the Company offered in

such transaction is not less than the price per share of

Common Stock of the Company paid to all holders of Common

Stock of the Company whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of

consideration being offered to the remaining holders of

Common Stock of the Company pursuant to such transaction is

the same as the form of consideration paid pursuant to such

tender offer or exchange offer.  Upon consummation of any

such transaction contemplated by this Section 13(d), all

Rights hereunder shall expire.

          (e)  The Company covenants and agrees that it will

not, after the Stock Acquisition Time, engage in any Sec-

tion 13 Event if at the time of or after such event there

are any charter or by-law provisions or any rights, warrants or other instruments outstanding or any other action taken

which would diminish or otherwise eliminate the benefits

intended to be afforded by the Rights.

          Section 14.  Fractional Rights and Fractional

Shares.  (a)  The Company shall not be required to issue

fractions of Rights or to distribute Right Certificates

which evidence fractional Rights.  In lieu of such frac

tional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such frac

tions of Rights would otherwise be issuable, an amount in

cash equal to the same fraction of the current market value

of a whole Right.  For the purposes of this Section 14(a),

the current market value of a whole Right shall be the clos

ing price of the Rights for the Trading Day immediately

prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price of the Rights

for any day shall be the last sale price, regular way, or,

in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either

case as reported in the principal consolidated transaction

reporting system with respect to securities listed or ad

mitted to trading on the New York Stock Exchange or, if the

Rights are not listed or admitted to trading on the New York

Stock Exchange, as reported in the principal consolidated

transaction reporting system with respect to securities

listed on the principal national securities exchange on

which the Rights are listed or admitted to trading or, if

the Rights are not listed or admitted to trading on any

national securities exchange, the last quoted price or, if

not so quoted, the average of the high bid and low asked

prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the

Rights are not quoted by any such organization, the average

of the closing bid and asked prices as furnished by a pro

fessional market maker making a market in the Rights (se

lected by the Company, acting by resolution of its Board of

Directors, which resolution shall be effective only with the concurrence of a majority of the Continuing Directors).  If

on any such date no such market maker is making a market in

the Rights, the fair value of the Rights on such date as

determined in good faith by the Company, acting by

resolution of its Board of Directors (which resolution shall be effective only with the concurrence of a majority of the

Continuing Directors), shall be used.

          (b)  The Company shall not be required to issue

fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredths of a

share of Preferred Stock) upon exercise of the Rights or to

distribute certificates which evidence fractional shares

(other than fractions which are integral multiples of one

one-hundredths of a share of Preferred Stock).  Fractions of

Preferred Stock in integral multiples of one one-hundredths

of a share of Preferred Stock may, at the election of the

Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary

selected by it, provided that such agreement shall provide

that the holders of depositary receipts shall have all the

rights, privileges and preferences to which they are en

titled as beneficial owners of the Preferred Stock.  In lieu of fractional shares which are not integral multiples of one one-hundredths of a share of Preferred Stock, the Company

may pay to the registered holders of Right Certificates at

the time such Right Certificates are exercised as herein

provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock.  For

purposes of this Section 14(b), the current market value of

a share of Preferred Stock shall be the closing price of a

share of Preferred Stock (as determined pursuant to the

second sentence of Section 11(d)(ii) hereof) for the Trading

Day immediately prior to the date of such exercise.

          (c)  Following the occurrence of a Sec-

tion  11(a)(ii) Event or a Section 13 Event, the Company

shall not be required to issue fractions of shares of its

Common Stock upon exercise of the Rights or to distribute

certificates which evidence fractional shares of its Common

Stock.  In lieu of fractional shares of its Common Stock,

the Company may pay to the registered holders of Right

Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of its Common Stock.  For

purposes of this Section 14(c), the current market value of

one share of Common Stock of the Company shall be the

closing price of one share of Common Stock of the Company

(as determined pursuant to Section 11(d)(i) hereof) for the

Trading Day immediately prior to the date of such exercise.

          (d)  The holder of a Right by the acceptance of

the Rights expressly waives his right to receive any frac

tional Rights or any fractional shares upon exercise of a

Right except as permitted by this Section 14.

          Section 15.  Rights of Action.  All rights of

action in respect of this Agreement, except the rights of

action vested in the Rights Agent pursuant to Section 18

hereof, are vested in the respective registered holders of

the Right Certificates (and, prior to the Distribution Date,

the registered holders of Common Stock); and any registered

holder of any Right Certificate (or, prior to the Distribu

tion Date, of Common Stock), without the consent of the

Rights Agent or of any holder of any other Right Certificate

(or, prior to the Distribution Date, of Common Stock), may,

in his own behalf and for his own benefit, enforce, and may

institute and maintain any suit, action or proceeding

against the Company to enforce, or otherwise act in respect

of, his right to exercise the Rights evidenced by such Right

Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or

any remedies available to the holders of Rights, it is spe

cifically acknowledged that the holders of Rights would not

have an adequate remedy at law for any breach of this Agree

ment and will be entitled to specific performance of the

obligations hereunder, and injunctive relief against actual

or threatened violations of the obligations of any Person

subject to this Agreement.

          Section 16.  Agreement of Right Holders.  Every

holder of a Right by accepting such Right consents and

agrees with the Company and with every other holder of a

Right that:

          (a)  prior to the Distribution Date, the Rights

     shall be evidenced by the certificates for shares of

     Common Stock registered in the name of the holders of

     such shares (which certificates for shares of Common

     Stock shall also constitute certificates for Rights)

     and each Right will be transferable only in connection

     with the transfer of Common Stock;

          (b)  after the Distribution Date, the Right Cer

     tificates are transferable only on the registry books

     of the Rights Agent if surrendered at the principal

     office of the Rights Agent, duly endorsed or accom

     panied by a proper instrument of transfer and with the

     appropriate forms and certificates duly completed and

     fully executed;

          (c)  the Company and the Rights Agent may deem and

     treat the Person in whose name the Right Certificate

     (or, prior to the Distribution Date, the associated

     Common Stock certificate) is registered as the absolute

     owner thereof and of the Rights evidenced thereby (not

     withstanding any notations of ownership or writing on

     the Right Certificates or the associated Common Stock

     certificate made by anyone other than the Company or

     the Rights Agent) for all purposes whatsoever, and

     neither the Company nor the Rights Agent shall be af

     fected by any notice to the contrary; and

          (d)  notwithstanding anything in this Agreement to

     the contrary, neither the Company nor the Rights Agent

     shall have any liability to any holder of a Right or

     other Person as a result of its inability to perform

     any of its obligations under this Agreement by reason

     of any preliminary or permanent injunction or other

     order, decree or ruling issued by a court of competent

     jurisdiction or by a governmental, regulatory or admin

     istrative agency or commission, or any statute, rule,

     regulation or executive order promulgated or enacted by

     any governmental authority, prohibiting or otherwise

     restraining performance of such obligation; provided,

     however, the Company must use its best efforts to have

     any such order, decree or ruling lifted or otherwise

     overturned as soon as possible.

          Section 17.  Right Certificate Holder Not Deemed a

Shareholder.  No holder, as such, of any Right or Right

Certificate shall be entitled to vote, receive dividends or

be deemed for any purpose the holder of one one-hundredth of a share of Preferred Stock or any other securities of the

Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer

upon the holder of any Right or Right Certificate, as such,

any of the rights of a stockholder of the Company or any

right to vote for the election of directors or upon any

matter submitted to stockholders at any meeting thereof, or

to give or withhold consent to any corporate action, or to

receive notice of meetings or other actions affecting stock

holders (except as provided in Section 24 hereof), or to

receive dividends or subscription rights, or otherwise,

until the Right or Rights evidenced by such Right Certifi

cate shall have been exercised in accordance with the provi

sions hereof.

          Section 18.  Concerning the Rights Agent.

(a)  The Company agrees to pay to the Rights Agent reason

able compensation for all services rendered by it hereunder

and, from time to time, on demand of the Rights Agent, its

reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agree

ment and the exercise and performance of its duties here

under.  The Company also agrees to indemnify the Rights

Agent for, and to hold it harmless against, any loss, lia

bility, or expense, incurred without negligence, bad faith

or willful misconduct on the part of the Rights Agent, for

anything done or omitted by the Rights Agent in connection

with the acceptance and administration of this Agreement,

including the costs and expenses of defending against any

claim of liability in the premises.

          (b)  The Rights Agent shall be protected and shall

incur no liability for or in respect of any action taken,

suffered or omitted by it in connection with its administra

tion of this Agreement in reliance upon any Right Certifi

cate or certificate for Preferred Stock or Common Stock or

for other securities of the Company, instrument of assign

ment or transfer, power of attorney, endorsement, affidavit,

letter, notice, direction, consent, certificate, statement,

or other paper or document believed by it to be genuine and

to be signed, executed and, where necessary, verified or

acknowledged, by the proper Person or Persons.

          Section 19.  Merger or Consolidation or Change of

Name of Rights Agent.  (a)  Any corporation into which the

Rights Agent or any successor Rights Agent may be merged or

with which it may be consolidated, or any corporation re

sulting from any merger or consolidation to which the Rights

Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock

transfer business of the Rights Agent or any successor

Rights Agent, shall be the successor to the Rights Agent

under this Agreement without the execution or filing of any

paper or any further act on the part of any of the parties

hereto; provided, however, that such corporation would be

eligible for appointment as a successor Rights Agent under

the provisions of Section 21 hereof.  The purchase of all or substantially all of the Rights Agent's assets employed in

the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19.

In case at the time such successor Rights Agent shall suc

ceed to the agency created by this Agreement, any of the

Right Certificates shall have been countersigned but not

delivered, any such successor Rights Agent may adopt the

countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at

that time any of the Right Certificates shall not have been

countersigned, any successor Rights Agent may countersign

such Right Certificates either in the name of the predeces

sor Rights Agent or in the name of the successor Rights

Agent; and in all such cases such Right Certificates shall

have the full force provided in the Right Certificates and

in this Agreement.

          (b)  In case at any time the name of the Rights

Agent shall be changed and at such time any of the Right

Certificates shall have been countersigned but not deliv

ered, the Rights Agent may adopt the countersignature under

its prior name and deliver Right Certificates so counter

signed; and in case at that time any of the Right Certifi

cates shall not have been countersigned, the Rights Agent

may countersign such Right Certificates either in its prior

name or in its changed name; and in all such cases such

Right Certificates shall have the full force provided in the

Right Certificates and in this Agreement.

          Section 20.  Duties of Rights Agent.  The Rights

Agent undertakes the duties and obligations imposed by this

Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by

their acceptance thereof, shall be bound:

          (a)  The Rights Agent may consult with legal coun

     sel (who may be legal counsel for the Company), and the

     opinion of such counsel shall be full and complete

     authorization and protection to the Rights Agent as to

     any action taken or omitted by it in good faith and in

     accordance with such opinion.

          (b)  Whenever in the performance of its duties

     under this Agreement the Rights Agent shall deem it

     necessary or desirable that any fact or matter (includ

     ing, without limitation, the identity of an Acquiring

     Person and the determination of the Current Market

     Price per share of Preferred Stock and Common Stock) be

     proved or established by the Company prior to taking or

     suffering any action hereunder, such fact or matter

     (unless other evidence in respect thereof be herein

     specifically prescribed) may be deemed to be conclu

     sively proved and established by a certificate signed

     by the Chairman of the Board, the President, any Vice

     President, the Treasurer or the Secretary of the Com

     pany and delivered to the Rights Agent; and such cer

     tificate shall be full authorization to the Rights

     Agent for any action taken or suffered in good faith by

     it under the provisions of this Agreement in reliance

     upon such certificate.

          (c)  The Rights Agent shall be liable hereunder

     only for its own negligence, bad faith or willful mis

     conduct.

          (d)  The Rights Agent shall not be liable for or

     by reason of any of the statements of fact or recitals

     contained in this Agreement or in the Right Certifi

     cates (except as to its countersignature thereof) or be

     required to verify the same, but all such statements

     and recitals are and shall be deemed to have been made

     by the Company only.

          (e)  The Rights Agent shall not be under any re

     sponsibility in respect of the validity of this Agree

     ment or the execution and delivery hereof (except the

     due execution hereof by the Rights Agent) or in respect

     of the validity or execution of any Right Certificate

     (except its countersignature thereof); nor shall it be

     responsible for any breach by the Company of any coven

     ant or condition contained in this Agreement or in any

     Right Certificate; nor shall it be responsible for any

     adjustment required under the provisions of Sections 11

     or 13 hereof or responsible for the manner, method or

     amount of any such adjustment or the ascertaining of

     the existence of facts that would require any such

     adjustment (except with respect to the exercise of

     Rights evidenced by Right Certificates after actual

     notice of any such adjustment), nor shall it be respon

     sible for any determination by the Board of Directors

     of the Company (with the concurrence of a majority of

     the Continuing Directors) of the Current Market Price

     of the Rights or Preferred Stock or Common Stock, nor

     shall it by any act hereunder be deemed to make any

     representation or warranty as to the authorization or

     reservation of any shares of Common Stock or Preferred

     Stock or other securities to be issued pursuant to this

     Agreement or any Right Certificate or as to whether any

     shares of Preferred Stock or Common Stock or other

     securities will, when issued, be validly authorized and

     issued, fully paid and nonassessable.

          (f)  The Company agrees that it will perform,

     execute, acknowledge and deliver or cause to be per

     formed, executed, acknowledged and delivered all such

     further and other acts, instruments and assurances as

     may reasonably be required by the Rights Agent for the

     carrying out or performing by the Rights Agent of the

     provisions of this Agreement.

          (g)  The Rights Agent is hereby authorized and

     directed to accept instructions with respect to the

     performance of its duties hereunder from the Chairman

     of the Board, the President, any Vice President, the

     Secretary, any Assistant Secretary, the Treasurer or

     any Assistant Treasurer of the Company, and to apply to

     such officers for advice or instructions in connection

     with its duties, and it shall not be liable for any

     action taken or suffered to be taken by it in good

     faith in accordance with instructions of any such

     officer.

          (h)  The Rights Agent and any stockholder, direc

     tor, officer or employee of the Rights Agent may buy,

     sell or deal in any of the Rights or other securities

     of the Company or become pecuniarily interested in any

     transaction in which the Company may be interested, or

     contract with or lend money to the Company or otherwise

     act as fully and freely as though it were not Rights

     Agent under this Agreement.  Nothing herein shall pre

     clude the Rights Agent from acting in any other capa

     city for the Company or for any other legal entity,

     except it may not act for an Acquiring Person in an

     investment banking capacity, or otherwise assist an

     Acquiring Person in ways hostile to the Company, with

     out the consent of the Company.

          (i)  The Rights Agent may execute and exercise any

     of the rights and powers hereby vested in it or perform

     any duty hereunder either itself or by or through its

     attorneys or agents, and the Rights Agent shall not be

     answerable or accountable for any act, omission, de

     fault, neglect or misconduct of any such attorneys or

     agents or for any loss to the Company or to holders of

     the Rights resulting from any such act, omission, de

     fault, neglect or misconduct, provided reasonable care

     was exercised in the selection and continued employment

     thereof.

          (j)  No provision of this Agreement shall require

     the Rights Agent to expend or risk its own funds or

     otherwise incur any financial liability in the perfor

     mance of any of its duties hereunder or in the exercise

     of its rights if there shall be reasonable grounds for

     believing that repayment of such funds or adequate

     indemnification against such risk or liability is not

     reasonably assured to it.

          (k)  If, with respect to any Right Certificate sur

     rendered to the Rights Agent for exercise or transfer,

     the certificate attached to the form of assignment or

     form of election to purchase, as the case may be, has

     either not been completed or indicates an affirmative

     response to clause 1 and/or 2 thereof, the Rights Agent

     shall not take any further action with respect to such

     requested exercise or transfer without first consulting

     with the Company.

          Section 21.  Change of Rights Agent.  The Rights

Agent or any successor Rights Agent may resign and be dis

charged from its duties under this Agreement upon 30 days'

notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered,

certified or express mail, and to the holders of the Right

Certificates by first-class mail.  The Company may remove

the Rights Agent or any successor Rights Agent upon 30 days'

notice in writing, mailed to the Rights Agent or successor

Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered, cer

tified or express mail, and to the holders of the Right

Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of

acting, the Company shall appoint a successor to the Rights

Agent.  If the Company shall fail to make such appointment

within a period of 30 days after giving notice of such re

moval or after it has been notified in writing of such res

ignation or incapacity by the resigning or incapacitated

Rights Agent or by the holder of a Right Certificate (who

shall, with such notice, submit his Right Certificate for

inspection by the Company), then the registered holder of

any Right Certificate may apply to any court of competent

jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or

by such a court, shall be a corporation organized and doing

business under the laws of the United States or of any state of the United States, in good standing, which is authorized

under such laws to exercise corporate trust or stock trans

fer powers and is subject to supervision or examination by

federal or state authority and which has at the time of its

appointment as Rights Agent a combined capital and surplus

of at least $100 million.  After appointment, the successor

Rights Agent shall be vested with the same powers, rights,

duties and responsibilities as if it had been originally

named as Rights Agent without further act or deed; but the

predecessor Rights Agent shall deliver and transfer to the

successor Rights Agent any property at the time held by it

hereunder, and execute and deliver any further assurance,

conveyance, act or deed necessary for the purpose.  Not

later than the effective date of any such appointment the

Company shall file notice thereof in writing with the pre

decessor Rights Agent and each transfer agent of the Common

Stock and Preferred Stock, and mail a notice thereof in

writing to the registered holders of the Right Certificates.

Failure to give any notice provided for in this Section 21,

however, or any defect therein, shall not affect the legal

ity or validity of the resignation or removal of the Rights

Agent or the appointment of the successor Rights Agent, as

the case may be.

          Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or

of the Rights to the contrary, the Company may, at its op

tion, issue new Right Certificates evidencing Rights in such form as may be approved by resolution of its Board of Direc

tors (which resolution shall, if adopted after the Stock

Acquisition Time, be effective only with the concurrence of

a majority of the Continuing Directors), to reflect any

adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or

property purchasable under the Right Certificates made in

accordance with the provisions of this Agreement.  In

addition, in connection with the issuance or sale of Common

Stock following the Distribution Date and prior to the

redemption or expiration of the Rights, the Company

(a) shall, with respect to shares of Common Stock so issued

or sold pursuant to the exercise of stock options or under

any employee plan or arrangement, or upon the exercise, con

version or exchange of securities, notes or debentures

hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of

Directors of the Company (with the concurrence of a majority of the Continuing Directors), issue Right Certificates repre senting the appropriate number of Rights in connection with

such issuance or sale; provided, however, that (i) no such

Right Certificates shall be issued if, and to the extent

that, the Company shall be advised by counsel that such

issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such

Right Certificates would be issued, and (ii) no such Right

Certificates shall be issued if, and to the extent that,

appropriate adjustment shall otherwise have been made in

lieu of the issuance thereof.

          Section 23.  Redemption.  (a)  The Company may, by

resolution of its Board of Directors, at its option, at any

time prior to the earlier of (x) the Stock Acquisition Time

or (y) the Close of Business on the Final Expiration Date,

redeem all but not less than all of the then outstanding

Rights at a redemption price of $0.01 per Right (payable in

cash, shares of Common Stock (based on the Current Market

Price of the Common Stock at the time of redemption) or any

other form of consideration deemed appropriate by the Board

of Directors of the Company), appropriately adjusted to

reflect any stock split, stock dividend or similar transac

tion occurring after the date hereof (such redemption price

being hereinafter referred to as the "Redemption Price").

          (b)  Immediately upon the action of the Board of

Directors of the Company ordering the redemption of the

Rights (or at such time subsequent to such action as the

Board of Directors may determine), and without any further

action and without any notice, the right to exercise the

Rights will terminate and the only right thereafter of the

holders of Rights shall be to receive the Redemption Price.

Within 10 days after the action of the Board of Directors

ordering the redemption of the Rights, the Company shall

give notice of such redemption to the holders of the then

outstanding Rights by mailing such notice to all such

holders at their last addresses as they appear upon the

registry books of the Rights Agent or, prior to the Dis

tribution Date, on the registry books of the transfer agent

for the Common Stock.  Any notice which is mailed in the

manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of

redemption will state the method by which the payment of the

Redemption Price will be made.  Neither the Company nor any

of its Affiliates or Associates may redeem, acquire or

purchase any Rights at any time in any manner other than

that specifically set forth in this Section 23, and other

than in connection with the repurchase of Common Stock of

the Company prior to the Distribution Date.

          Section 23A.  Exchange.  (a)  The Board of Direc

tors of the Company may, at its option, at any time after

any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall

not include Rights that have become void pursuant to the

provisions of Section 7(e)) for Common Stock at an exchange

ratio of one share of Common Stock per Right, appropriately

adjusted to reflect any stock split, stock dividend or

similar transaction occurring after the date hereof (such

exchange ratio being hereinafter referred to as the

"Exchange Ratio").  Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange

at any time after any Person (other than the Company, any

wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity

holding Common Stock as a fiduciary for or pursuant to the

terms of any such employee benefit plan), together with all

Affiliates and Associates of such Person, becomes the

Beneficial Owner of 50% or more of the Common Stock then

outstanding.

          (b)  Immediately upon the action of the Board of

Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 23A, evidence of

which shall have been filed with the Rights Agent, and with

out any further action and without any notice, the right to

exercise such Rights shall terminate and the only right

thereafter of a holder of such Rights shall be to receive

that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange

Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give,

or any defect in, such notice shall not affect the validity

of such exchange.  The Company shall promptly mail a notice

of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books

of the Rights Agent.  Any notice which is mailed in the

manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of ex

change will state the method by which the exchange of the

Common Stock for Rights will be effected and, in the event

of any partial exchange, the number of Rights which will be

exchanged.  Any partial exchange shall be effected pro rata

based on the number of Rights (other than Rights which have

become void pursuant to the provisions of Section 7(e)

hereof) held by each holder of Rights.

          (c)  In any exchange pursuant to this Section 23A,

the Company, at its option, may substitute shares of Pre

ferred Stock (or any other series of preferred stock of the

Company containing terms substantially similar to the terms

of the Preferred Stock) for some or all of the shares of

Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or of such

other series of preferred stock of the Company) for each

share of Common Stock, as appropriately adjusted to reflect

adjustments in the voting rights of the Preferred Stock

pursuant to the terms thereof, so that the fraction of a

share of Preferred Stock (or of such other series of pre

ferred stock of the Company) delivered in lieu of each share of Common Stock shall have the same voting rights as one

share of Common Stock.

          (d)  In the event that there shall not be suffi

cient shares of Common Stock or Preferred Stock (or any

other series of preferred stock of the Company containing

terms substantially similar to the terms of the Preferred

Stock) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accor

dance with this Section 23A, the Company shall take all such action as may be necessary to authorize additional shares of

Common Stock or Preferred Stock (or such other series of

preferred stock of the Company) for issuance upon exchange

of the Rights.

          (e)  The Company shall not be required to issue

fractions of Common Stock or to distribute certificates

which evidence fractional Common Stock.  In lieu of such

fractional shares, the Company shall pay to the registered

holders of the Right Certificates with regard to which such

fractional shares would otherwise be issuable an amount in

cash equal to the same fraction of the current market value

of a whole share of Common Stock.  For the purposes of this

paragraph (d), the current market value of a whole share of

Common Stock shall be the closing price of a share of Common

Stock (as determined pursuant to the second sentence of Sec

tion 11(d) hereof) for the Trading Day immediately prior to

the date of exchange pursuant to this Section 23A.

          Section 24.  Notice of Certain Events.  (a)  In

case the Company shall propose (i) to pay any dividend pay

able in stock of any class to the holders of its Preferred

Stock or to make any other distribution to the holders of

its Preferred Stock (other than a regular quarterly dividend out of earnings on retained earnings of the Company at a

rate not in excess of 125% of the rate of the last regular

quarterly cash dividend theretofore paid), or (ii) to offer

to the holders of Preferred Stock options, rights or war

rants to subscribe for or to purchase any additional Pre

ferred Stock or shares of stock of any class or any other

securities, rights or options, or (iii) to effect any re

classification of the Preferred Stock (other than a reclass

ification involving only the subdivision of outstanding

shares of Preferred Stock), or (iv) to effect any merger,

consolidation or other combination into or with, or to ef

fect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in

one or more transactions, of more than 50% of the assets,

cash flow or earning power of the Company and its Subsidi

aries (taken as a whole) to, any other Person, or (v) to

effect the liquidation, dissolution or winding up of the

Company, then, in each such case, the Company shall give to

each holder of a Right, in accordance with Section 25 here

of, a notice of such proposed action, which shall specify

the record date for the purposes of such stock dividend,

distribution of rights or warrants, or the date on which

such reclassification, merger, consolidation, combination,

sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the

holders of Common Stock and/or Preferred Stock, if any such

date is to be fixed, and such notice shall be so given in

the case of any action covered by clause (i) or (ii) above

at least twenty days prior to the record date for determin

ing holders of Preferred Stock for purposes of such action,

and in the case of any such other action, at least twenty

days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Com

mon Stock and/or Preferred Stock, whichever shall be the

earlier.  The failure to give notice required by this Sec

tion 24 or any defect therein shall not affect the legality

or validity of the action taken by the Company or the vote

upon any such action.

          (b)  In case any of the events set forth in Sec

tion 11(a)(ii) or Section 13(a) of this Agreement shall

occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right

Certificate, to the extent feasible and in accordance with

Section 25, a notice of the occurrence of such event, which

shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13(a)

hereof, and (ii) all references in Section 24(a) hereof to

Preferred Stock shall be deemed thereafter to refer also to

Common Stock or other securities issuable in respect of the

Rights.

          Section 25. Notices. Notices or demands autho rized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as fol lows:

          Owens Corning
          One Owens Corning Parkway
          Toledo, Ohio  43659

          Attention:  Secretary


Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          The Chase Manhattan Bank
          c/o ChaseMellon Shareholder Services, L.L.C.
          450 West 33rd Street - 15th Fl.
          New York, New York 10001
          Attention:  Cynthia Gonzalez


Notices or demands authorized by this Agreement to be given

or made by the Company or the Rights Agent to the holder of

any Right Certificate (or if prior to the Distribution Date

to each holder of a certificate representing shares of Com

mon Stock) shall be sufficiently given or made if sent by

first-class mail, postage prepaid, addressed to such Right

holder (or if prior to the Distribution Date to such holder

of Common Stock) at the address of such holder as shown on

the registry books of the Company.

          Section 26.  Supplements and Amendments.  Prior to

the Stock Acquisition Time and subject to the penultimate

sentence of this Section 26, the Company may, by resolution

of its Board of Directors, and the Rights Agent shall, if

the Company so directs, supplement or amend any provision of this Agreement in any respect whatsoever (including, without limitation, any extension of the period in which the Rights

may be redeemed) without the approval of any holders of cer

tificates representing shares of Common Stock of the Com

pany.  From and after the Stock Acquisition Time and subject to the penultimate sentence of this Section 26, without the

approval of any holders of certificates representing shares

of Common Stock of the Company or of Right Certificates, the

Company may, by resolution of its Board of Directors (which

resolution shall be effective only with the concurrence of a majority of the Continuing Directors, and only if the

Continuing Directors constitute a majority of the number of

directors then in office), and the Rights Agent shall, if

the Company so directs, supplement or amend this Agreement

in order (i) to cure any ambiguity, (ii) to correct or

supplement any provision contained herein which may be

defective or inconsistent with any other provisions herein,

(iii) to shorten or lengthen any time period hereunder or

(iv) to change or supplement or make any other provisions in any manner which the Company may deem necessary or

desirable, which shall not adversely affect the interests

of, or diminish substantially or eliminate the benefits

intended to be afforded by the Rights to, the holders of

Right Certificates (other than an Acquiring Person or an

Affiliate or Associate of any such Person); provided,

however, that this Agreement may not be supplemented or

amended to lengthen, pursuant to clause (iii) of this sen

tence, (A) a time period relating to when the Rights may be

redeemed or to modify the ability (or inability) of the

Board of Directors of the Company to redeem the Rights, in

either case at such time as the Rights are not then redeem

able or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the

rights of or the benefits to the holders of Rights (other

than an Acquiring Person or an Affiliate or Associate of any such Person).  Upon the delivery of a certificate from an

appropriate officer of the Company which states that the

proposed supplement or amendment is in compliance with the

terms of this Section 26, the Rights Agent shall execute

such supplement or amendment.  Notwithstanding anything

contained in this Agreement to the contrary, no supplement

or amendment shall be made which changes the Redemption

Price, the Final Expiration Date, the Purchase Price or the

number of one one-hundredths of a share of Preferred Stock

for which a Right is exercisable.  Prior to the Stock Acqui

sition Time, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Com

mon Stock."

          Section 27.  Successors.  All the covenants and

provisions of this Agreement by or for the benefit of the

Company or the Rights Agent shall bind and inure to the

benefit of their respective successors and assigns here

under.

          Section 28.  Determinations and Actions by the

Board of Directors, etc.  For all purposes of this Agree

ment, any calculation of the number of shares of Common

Stock outstanding at any particular time, including for

purposes of determining the particular percentage of such

outstanding shares of Common Stock of which any Person is

the Beneficial Owner, shall be made in accordance with the

last sentence of Rule 13d-3(d)(1)(i) of the General Rules

and Regulations under the Exchange Act.  The Board of Direc

tors of the Company (with, where specifically provided for

herein, the concurrence of the Continuing Directors or the

Outside Directors) shall have the exclusive power, authority and discretion to administer this Agreement and to exercise

all rights and powers specifically granted to such Board of

Directors (with, where specifically provided for herein, the concurrence of the Continuing Directors or the Outside

Directors), or as may be necessary or advisable in the ad

ministration of this Agreement, including, without limita

tion, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed

necessary or advisable for the administration of this Agree

ment (including, but not limited to, a determination to

redeem or not redeem the Rights, to amend the Agreement or

to find or to announce publicly that any Person has become

an Acquiring Person).  All such actions, calculations, inter pretations and determinations (including, for purposes of

clauses (i) and (iii) below, all omissions with respect to

the foregoing) which are done or made by the Board of

Directors of the Company (with, where specifically provided

for herein, the concurrence of the Continuing Directors or

the Outside Directors), the Outside Directors or the Company

(i) shall be within the discretion of the Board of Directors or the Outside Directors, (ii) shall be final, conclusive

and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and

(iii) shall not subject the Board of Directors of the

Company, the Continuing Directors or the Outside Directors

to any liability to the holders of the Rights and Right

Certificates.

          Section 29.  Benefits of this Agreement.  Nothing

in this Agreement shall be construed to give to any Person

other than the Company, the Rights Agent and the registered

holders of the Right Certificates (and, prior to the Distri

bution Date, registered holders of the Common Stock) any

legal or equitable right, remedy or claim under this Agree

ment; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered

holders of the Right Certificates (and, prior to the Distri

bution Date, registered holders of the Common Stock).

          Section 30.  Severability.  If any term, provi

sion, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be

invalid, void or unenforceable, the remainder of the terms,

provisions, covenants and restrictions of this Agreement

shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided, however, that

notwithstanding anything in this Agreement to the contrary,

if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforce

able and the Board of Directors of the Company (with the

concurrence of a majority of the Continuing Directors)

determines in its good faith judgment that severing the

invalid language from this Agreement would adversely affect

the purpose or effect of this Agreement, the right of

redemption set forth in Section 23 hereof shall be

reinstated and shall not expire until the Close of Business

on the tenth Business Day following the date of such

determination by the Board of Directors.  Without limiting

the foregoing, if any provision of this Agreement requiring

that a determination be made by the Board of Directors with

the concurrence of a majority of the Continuing Directors or

Outside Directors or by the Outside Directors is held by a

court of competent jurisdiction or other authority to be in

valid, void, or unenforceable, such determination shall then be made by the Board of Directors in accordance with

applicable law and the Company's certificate of incorpora

tion and by-laws.

          Section 31.  Governing Law.  This Agreement and

each Right Certificate issued hereunder shall be deemed to

be a contract made under the laws of the State of Delaware

and for all purposes shall be governed by and construed in

accordance with the laws of such State applicable to con

tracts to be made and performed entirely within such State.

          Section 32.  Counterparts.  This Agreement may be

executed in any number of counterparts and each of such

counterparts shall for all purposes be deemed to be an orig

inal, and all such counterparts shall together constitute

but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are in serted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              OWENS CORNING



                              By
                                Name:
                                Title:


                              THE CHASE MANHATTAN BANK



                              By
                                Name:
                                Title:

                                                             Exhibit A


           CERTIFICATE OF DESIGNATION OF SERIES A
                PARTICIPATING PREFERRED STOCK
                        No Par Value

                             of

             Owens-Corning Fiberglas Corporation

     Pursuant to Section 151 of the General Corporation
                Law of  the State of Delaware

      We, William Colville, Senior Vice President, and

Dennis Jarvela, Assistant Secretary, of Owens-Corning

Fiberglas Corporation, a corporation organized and existing

under the General Corporation Law of the State of Delaware,

in accordance with the provisions of Section 103 thereof, DO

HEREBY CERTIFY:

      That pursuant to the authority conferred upon the

Board of Directors by the Restated Certificate of

Incorporation of the said Corporation, the said Board of

Directors on December 18, 1986, adopted the following

resolution creating a series of four hundred fifty thousand

(450,000) shares of Preferred Stock designated as Series A

Participating Preferred Stock, no Par Value;

      RESOLVED, that pursuant to the authority vested in the

Board of Directors of this Corporation in accordance with

the provisions of its Restated Certificate of Incorporation,

a series of Preferred Stock of the

Corporation be, and it hereby is, created, and that the

designation and amount thereof and the voting powers,

preferences and relative participating, optional and other

special rights of the shares of such series, and the

qualifications, limitations or restrictions thereof are as

follows:

     Section 1.  Designation and Amount.  The shares of
   such series shall be designated as Series A
   Participating Preferred Stock, no par value (the "Series
   A Preferred Stock") and the number of shares constituting such series shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions.
   (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred
   Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.10 par value of the Corporation (the "Common Stock") and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment
   Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common
   Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
   (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock
   (other than a dividend payable in shares of Common
   Stock); provided that, in the event no dividend or distribution shall have been declared on the Common
   Stock during the period between any Quarterly Dividend
   Payment date and the next subsequent Quarterly Dividend
   Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly
   Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred
   Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend
   Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly
   Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A
   Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend
   Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of
   Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provisions for adjustment as hereinafter set forth, each share of Series A Preferred
   Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred
   Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common
   Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
   (by reclassification or otherwise than by payment of a dividend in shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
   Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C)  If at the time of any annual meeting of
   stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A
   Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast, for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series B Preferred Stock in this
   Section 3.

     (D) Except as provided herein, in Section 10 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends on, make any other distributions on any shares or stock ranking junior
   (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred
   Stock except dividends paid ratably on the Series A
   Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity
   (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series A
   Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof.
   All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding-Up.
   Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A
   Preferred Stock unless prior thereto, the holders of shares of Series A Preferred Stock shall have received the higher of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common
   Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
   (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
   Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In case the
   Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share
   (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common
   Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
   (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common
   Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
   Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A
   Preferred Stock shall not be redeemable.

     Section 9.  Rank.  Unless otherwise provided in the
   Restated Certificate of Incorporation of the Corporation or a Certificate of Designation relating to a subsequent series of preferred stock of the Corporation, the Series
   A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of this Corporation.

     Section 10.  Amendment.  The Restated Certificate of
   Incorporation of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A
   Preferred Stock, voting together as a single series.

     Section 11.  Fractional Shares.  Series A Preferred
   Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall be entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Senior Vice
   President and attested by its Assistant Secretary this 19th day of December, 1986.

                    /s/ William Colville
                   Senior Vice President



ATTEST:



                   /s/ D. L. Jarvela
                  Assistant Secretary

     CERTIFICATE OF INCREASE OF DESIGNATION OF SERIES A
                PARTICIPATING PREFERRED STOCK
                        No Par Value

                             of

             Owens-Corning Fiberglas Corporation

  Pursuant to Section 151 of the General Corporation Law of
                    the State of Delaware

We,  William W. Colville, Senior Vice President, and  Dennis
L. Jarvela, Assistant Secretary, of Owens-Corning Fiberglas Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY that:

     Pursuant to the authority conferred upon the Board
     of Directors by the provisions of Section 1 of the
     resolutions   set   forth  in  the   Corporation's
     Certificate   of  Designation  of   a   Series   A
     Participating Preferred Stock, which certificate was filed in the Office of the Secretary of State of the State of Delaware on December 24, 1986, an increase of 300,000 shares in the number of shares of Preferred Stock designated as and constituting the Corporation's Series A Participating Preferred
     Stock, no par value, has been authorized and directed by a resolution adopted by the Board of Directors, resulting in a total of 750,000 shares of such Preferred Stock so designated.

IN WITNESS WHEREOF, this Certificate is executed on behalf of the Corporation by its Senior Vice President and attested by its Assistant Secretary the 8th day of June, 1994.



                     /s/  William Colville
                    Senior Vice President

Attest:


                      /s/ D. L. Jarvela
                   Assistant Secretary









                                                              Exhibit B

                [Form of Right Certificate]

12Certificate No. R-                           ______ Rights

NOT EXERCISABLE AFTER DECEMBER 30, 2006 OR EARLIER IF THE BOARD OF DIRECTORS ORDERS THE REDEMPTION OR EXCHANGE OF THE RIGHTS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURIS DICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFI CIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). AC CORDINGLY, THIS CERTIFICATE AND THE RIGHTS REPRESENTED HERE BY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

                     Rights Certificate

                       OWENS CORNING

          This certifies that __________, or registered

assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, sub-

ject to the terms, provisions and conditions of the Rights

Agreement, dated as of December 12, 1996 (the "Rights Agree

ment"), between Owens Corning, a Delaware corporation (the

"Company"), and The Chase Manhattan Bank (the "Rights

Agent"), to purchase from the Company at any time after the

Distribution Date (as such term is defined in the Rights

Agreement) and prior to 5:00 P.M. (New York, New York time)

on December 30, 2006, at the principal office of the Rights

Agent, or its successors as Rights Agent, one one-hundredth

          of a fully paid nonassessable share of Series A

Participating Preferred Stock, no par value, of the Company

(the "Preferred Stock"), at a purchase price of $190 per one one-hundredth of a share of Preferred Stock (the "Purchase

Price"), upon presentation and surrender of this Right Cer

tificate with the Form of Election to Purchase and the Cer

tificate contained therein duly executed.  The number of

Rights evidenced by this Right Certificate (and the number

of one-hundredths of a share of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the

Purchase Price per one one-hundredth of a share of Preferred

Stock set forth above, are the number and Purchase Price as

of December 30, 1996, based on the shares of Preferred Stock as constituted at such date.

          From and after the first occurrence of a Sec

tion 11(a)(ii) Event (as defined in the Rights Agreement),

if the Rights evidenced by this Right Certificate are benefi cially owned by (i) an Acquiring Person or an Affiliate or

Associate thereof (as such terms are defined in the Rights

Agreement), (ii) a transferee of any such Acquiring Person

(or of any Associate or Affiliate thereof) who becomes a

transferee after such Acquiring Person (or any Associate or

Affiliate thereof) becomes such or (iii) under certain cir

cumstances specified in the Rights Agreement, a transferee

of such Acquiring Person (or of any Associate or Affiliate

thereof) who becomes a transferee prior to or concurrently

with such Acquiring Person becoming such, such Rights shall

become null and void and no holder hereof shall have any

right with respect to such Rights from and after the occur

rence of such Section 11(a)(ii) Event.

          The Rights evidenced by this Right Certificate

shall not be exercisable, and shall be void so long as held,

by a holder in any jurisdiction where the requisite qualifi

cation to the issuance to such holder, or the exercise by

such holder, of the Rights in such jurisdiction shall not

have been obtained or be obtainable.

          As provided in the Rights Agreement, the Purchase

Price and the number of one one-hundredths of a share of

Preferred Stock or the number and kind of other securities

which may be purchased upon the exercise of the Rights evi

denced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, includ

ing Section 11(a)(ii) Events and Section 13 Events (as de

fined in the Rights Agreement).

          This Right Certificate is subject to all of the

terms, provisions and conditions of the Rights Agreement, as it may be amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference

and made a part hereof and to which Rights Agreement refer

ence is hereby made for a full description of the rights,

limitations of rights, obligations, duties and immunities

hereunder of the Rights Agent, the Company and the holders

of the Right Certificates, which limitations of rights in

clude the temporary suspension of the exercisability of such

Rights under the specific circumstances set forth in the

Rights Agreement.  Copies of the Rights Agreement are on

file at the principal executive offices of the Company and

the above-mentioned office of the Rights Agent and are also

available upon written request to the Rights Agent.

          This Right Certificate, with or without other

Right Certificates, upon surrender at the principal office

of the Rights Agent, may be exchanged for another Right

Certificate or Right Certificates of like tenor and date

evidencing Rights entitling the holder to purchase a like

aggregate number of one one-hundredths of a share of Pre

ferred Stock as the Rights evidenced by the Right Certifi

cate or Right Certificates surrendered shall have entitled

such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive

upon surrender hereof another Right Certificate or Right

Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement,

the Rights evidenced by this Right Certificate may be re

deemed by the Company at a redemption price of $.01 per

Right at any time prior to the earlier of (i) the Stock

Acquisition Time (as defined in the Rights Agreement) and

(ii) the close of business on the Expiration Date (as de

fined in the Rights Agreement).  Subject to the provisions

of the Rights Agreement, the rights evidenced by this Right

Certificate may be exchanged in whole or part for shares of

Common Stock or fractional shares of Preferred Stock (or any other substantially similar series of preferred stock of the

Company).

          No fractional shares of Preferred Stock will be

issued upon the exercise of any Right or Rights evidenced

hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may,

at the election of the Company, be evidenced by depositary

receipts), but in lieu thereof a cash payment will be made,

as provided in the Rights Agreement.

          Other than those provisions relating to the prin

cipal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Direc

tors of the Company in any respect whatsoever up until the

Stock Acquisition Time and thereafter in certain respects

which do not adversely affect the interests of holders of

Right Certificates (other than an Acquiring Person or the

Affiliates or Associates thereof).

          No holder of this Right Certificate shall be enti

tled to vote or receive dividends or be deemed for any pur

pose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable

on the exercise hereof, nor shall anything contained in the

Rights Agreement or herein be construed to confer upon the

holder hereof, as such, any of the rights of a stockholder

of the Company or any right to vote for the election of

directors or upon any matter submitted to stockholders at

any meeting thereof, or to give or withhold consent to any

corporate action, or to receive notice of meetings or other

actions affecting stockholders (except as provided in the

Rights Agreement), or to receive dividends or subscription

rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obli

gatory for any purpose until it shall have been counter

signed by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of __________, ____.


   ATTEST:                          OWENS CORNING


   _________________________       By_________________________
           Secretary                 Title:

   Countersigned:

   THE CHASE MANHATTAN BANK


   By_______________________
     Authorized Signatory

        [Form of Reverse Side of Right Certificate]


                     FORM OF ASSIGNMENT

      (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED ____________________________
hereby sells, assigns and transfers unto ________________
_________________________________________________________
       (Please print name and address of transferee)

this Right Certificate, together with all right, title and

interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the

within Right Certificate on the books of the within named

Company, with full power of substitution.

Dated:_____________, ____


                              __________________________
                              Signature


Signatures Guaranteed:

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                              ___________________________
                              Signature


                           NOTICE

          The signature to the foregoing Assignment must

correspond to the name as written upon the face of this

Right Certificate in every particular, without alteration or enlargement or any change whatsoever.



                FORM OF ELECTION TO PURCHASE

            (To be executed if holder desires to
              exercise the Right Certificate.)

To Owens Corning:

          The undersigned hereby irrevocably elects to exer

cise _______________ Rights represented by this Right Cer

tificate to purchase the shares of Preferred Stock issuable

upon the exercise of such Rights and requests that certifi

cates for such shares be issued in the name of:

Please insert social security
or other identifying number

__________________________________________________________
              (Please print name and address)
__________________________________________________________

If such number of Rights shall not be all the Rights evi

denced by this Right Certificate, a new Right Certificate

for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

__________________________________________________________
              (Please print name and address)
__________________________________________________________

Dated:__________________, ____
        [Form of Election to Purchase -- continued]


                              __________________________
                              Signature

                              (Signature must conform in all
                              respects to name of holder as
                              specified on the face of this
                              Right Certificate.)

Signature Guaranteed:

____________________________________________________________

              (To be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                              __________________________
                              Signature

____________________________________________________________

                           NOTICE

          In the event the certification set forth above in

the Forms of Assignment and Election is not completed, the

Company will deem the beneficial owner of the Rights evi

denced by this Right Certificate to be an Acquiring Person

or an Affiliate or Associate thereof (as defined in the

Rights Agreement) and, in the case of an Assignment, will

affix a legend to that effect on any Right Certificates

issued in exchange for this Rights Certificate.

                                                              Exhibit C

                       OWENS CORNING

               SUMMARY OF RIGHTS TO PURCHASE
                      PREFERRED STOCK


          On December 12, 1996, the Board of Directors of
Owens Corning (the "Company") declared a dividend distribution of one Preferred Share Purchase Right (a
"Right") for each outstanding share of Common Stock, par value $.10 per share, of the Company (the "Common Stock").
The following is a summary of the terms of the Rights.

          Each Right entitles the registered holder to pur chase from the Company one one-hundredth of a share of Series A Participating Preferred Stock, no par value, of the Company (the "Preferred Stock") at a price of $190 per one one-hundredth of a share of Preferred Stock, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 12, 1996 (the "Rights Agreement"), between the Company and The Chase Manhattan Bank, as Rights Agent (the "Rights Agent").

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstand ing, and no separate certificates representing the Rights ("Right Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier to occur of (i) ten days follow ing the time (the "Stock Acquisition Time") of a public announcement that a person or group of affiliated or associ ated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of the Company and (ii) ten business days (or, if determined by the Board of Directors (with the concurrence of a majority of the Continuing Directors (as hereinafter defined)), a specified or unspecified later date) following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% of more of the outstanding Common Stock.

          The Rights Agreement provides that, until the Distribution Date, (i) the Rights will be transferred with and only with the Common Stock, (ii) new Common Stock cer tificates issued after December 30, 1996, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any of the Common Stock certificates outstanding will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          The Rights are not exercisable until the Distribu tion Date. The Rights will expire on December 30, 2006, un less earlier redeemed or exchanged by the Company as de scribed below.

          In the event that, after the Stock Acquisition Time, the Company is acquired in a merger or other business combination transaction (except certain transactions with a person who became an Acquiring Person as a result of a tender offer described in the next succeeding paragraph) or 50% or more of its assets, cash flow or earning power is sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquir ing company which at the time of such transaction would have a market value (as defined in the Rights Agreement) of two times the Purchase Price of the Right. In the event that, after the Stock Acquisition Time, the Company were the sur viving corporation of a merger and its Common Stock were changed or exchanged, proper provision shall be made so that each holder of a Right will thereafter have the right to re ceive upon exercise that number of shares of common stock of the Company having a market value of two times the exercise price of the Right.

          In the event that a person or group becomes an Acquiring Person (except pursuant to a tender offer for all outstanding Common Stock determined to be at a fair price and otherwise in the best interests of the Company and its stockholders by a majority of the Outside Directors), proper provision shall be made so that each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise that number of shares of Common Stock (or, in certain circumstances, cash, a reduc tion in the Purchase Price, Common Stock, other equity secu rities of the Company, debt securities of the Company, other property or a combination thereof) having a market value (as defined in the Rights Agreement) of two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain cir cumstances specified in the Rights Agreement) were, benefi cially owned by any Acquiring Person (or an affiliate, asso ciate or transferee thereof) will be null and void. A per son will not be an Acquiring Person if the Board of Direc tors of the Company determines that such person or group became an Acquiring Person inadvertently and such person or group promptly divests itself of a sufficient number of shares of Common Stock so that such person or group is no longer an Acquiring Person.

          The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjust ment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of Pre ferred Stock or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness or assets (ex cluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights and number of shares of Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the Common Stock.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock which may, upon the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          At any time prior to the earlier of the Stock Acquisition Time and the Expiration Date (as defined in the Rights Agreement), the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 Redemption Price.

          At any time after a person becomes an Acquiring Person and prior to the acquisition by such Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights beneficially owned by such Person which have become void), in whole or part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Company, at its option, may substitute one one-hundredth of a share of Preferred Stock (or other series of substantially similar preferred stock of the Company) for each share of Common Stock to be exchanged.

          Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled to receive (subject to a minimum dividend of $10 per year), a dividend of 100 times the dividend declared on the shares of Common Stock.
In the event of liquidation, the holders of the shares of Preferred Stock will be entitled to receive (subject to a minimum liquidation payment of $10 per share), an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have one hundred votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are ex changed, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration re ceived per share of Common Stock. The rights of the shares of Preferred Stock as to dividends and liquidation, and in the event of mergers and consolidations, are protected by anti-dilution provisions.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, other than rights resulting from such holder's ownership of shares of Common Stock, including, without limitation, the right to vote or to receive dividends. While the distribu tion of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circum stances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consid eration) of the Company or for common stock of the acquiring company as set forth above.

          Other than those provisions relating to the prin cipal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Direc tors prior to the Stock Acquisition Time. After such time, the provisions of the Rights Agreement may be amended by the Board of Directors (only with the concurrence of a majority of the Continuing Directors) in order to cure any ambiguity, to correct or supplement defective or inconsistent provi sions, to shorten or lengthen any time period under the Rights Agreement, to make changes which do not adversely affect the interests of the holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided, how ever, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

          The term "Continuing Director" means (i) any member of the Board of Directors of the Company who was a member of the Board prior to the Stock Acquisition Time, and
(ii) any person who is subsequently elected to the Board, if such person is recommended or approved by a majority of the Continuing Directors then on the Board of Directors, and such person is not an Acquiring Person or an affiliate, associate, representative or nominee of an Acquiring Person.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-A. Copies of the Rights Agreement are available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as it may be amended from time to time, which is hereby incorporated herein by reference.